Exhibit 1.2

Companies Act (Revised)

Company Limited by Shares

AMENDED AND RESTATED
MEMORANDUM OF ASSOCIATION
OF

GOWELL ENERGY TECHNOLOGY

Adopted by special resolution on 24 September 2026 and effective on 24 September 2026

Companies Act (Revised)

Company Limited by Shares

Amended and Restated

Memorandum of Association

of

GOWell Energy Technology

Adopted by special resolution on 24 September 2026 and effective on 24 September 2026

1	The name of the Company is GOWell Energy Technology.

2	The registered office of the Company shall be at the offices of Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, Cayman Islands or at such other place in the Cayman Islands as the directors may at any time decide.

3	Subject to the following provisions of this Memorandum, the objects for which the Company is established are unrestricted. As provided by section 7(4) of the Companies Act (Revised), the Company has full power and authority to carry out any object not prohibited by any law of the Cayman Islands.

4	Subject to the following provisions of this Memorandum, the Company has unrestricted corporate capacity. Without limitation to the foregoing, as provided by section 27(2) of the Companies Act (Revised), the Company has and is capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit.

5	Nothing in any of the preceding paragraphs permits the Company to carry on any of the following businesses without being duly licensed, namely:

(a)	the business of a bank or trust company without being licensed in that behalf under the Banks and Trust Companies Act (Revised); or

(b)	insurance business from within the Cayman Islands or the business of an insurance manager, agent, sub-agent or broker without being licensed in that behalf under the Insurance Act (Revised); or

(c)	the business of company management without being licensed in that behalf under the Companies Management Act (Revised).

6	Unless licensed to do so, the Company will not trade in the Cayman Islands with any person, firm or corporation except in furtherance of its business carried on outside the Cayman Islands. Despite this, the Company may effect and conclude contracts in the Cayman Islands and exercise in the Cayman Islands any of its powers necessary for the carrying on of its business outside the Cayman Islands.

7	The Company is a company limited by shares and accordingly the liability of each member is limited to the amount (if any) unpaid on that member’s shares.

8	The share capital of the Company is US$50,000 divided into 450,000,000 ordinary shares of US$0.0001 par value each and 50,000,000 series A redeemable preference shares of US$0.0001 par value each. However, subject to the Companies Act (Revised) and the Company’s articles of association, the Company has power to do any one or more of the following:

(a)	redeem or repurchase any of its shares;

(b)	increase or reduce its capital;

(c)	issue any part of its capital (whether original, redeemed, increased or reduced):

(i)	with or without any preferential, deferred, qualified or special rights, privileges or conditions; or

(ii)	subject to any limitations or restrictions

and unless the condition of issue expressly declares otherwise, every issue of shares (whether declared to be ordinary, preference or otherwise) is subject to this power; and

(d)	alter any of those rights, privileges, conditions, limitations or restrictions.

9	The Company has power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

Companies Act (Revised)

Company Limited by Shares

AMENDED AND RESTATED
MEMORANDUM OF ASSOCIATION
OF

GOWELL ENERGY TECHNOLOGY

Adopted by special resolution on 24 September 2026 and effective on 24 September 2026

CONTENTS

1	Definitions, interpretation and exclusion of Table A	1
Definitions		1
Interpretation		7
Exclusion of Table A Articles		8

2	Shares	8
Rights attaching to Ordinary Shares and Series A Shares		8
Power to issue Shares and options, with or without special rights		9
Power to pay commissions and brokerage fees		10
Trusts not recognised		10
Security interests		10
Power to vary class rights		10
Effect of new Share issue on existing class rights		11
Capital contributions without issue of further Shares		11
No bearer Shares or warrants		11
Treasury Shares		12
Rights attaching to Treasury Shares and related matters		12
Register of Members		12
Annual Return		13

3	Share certificates	13
Issue of share certificates		13
Renewal of lost or damaged share certificates		13

4	Lien on Shares	14
Nature and scope of lien		14
Company may sell Shares to satisfy lien		14
Authority to execute instrument of transfer		14
Consequences of sale of Shares to satisfy lien		15
Application of proceeds of sale		15

5	Calls on Shares and forfeiture	15
Power to make calls and effect of calls		15
Time when call made		16
Liability of joint holders		16
Interest on unpaid calls		16
Deemed calls		16
Power to accept early payment		16
Power to make different arrangements at time of issue of Shares		16
Notice of default		17
Forfeiture or surrender of Shares		17
Disposal of forfeited or surrendered Share and power to cancel forfeiture or surrender		17
Effect of forfeiture or surrender on former Member		17
Evidence of forfeiture or surrender		18
Sale of forfeited or surrendered Shares		18

6	Transfer of Shares	18
Form of Transfer		18
Power to refuse registration for Shares not listed on a Designated Stock Exchange		19
Suspension of transfers		19
Company may retain instrument of transfer		19
Notice of refusal to register		20

i

7	Transmission of Shares	20
Persons entitled on death of a Member		20
Registration of transfer of a Share following death or bankruptcy		20
Indemnity		21
Rights of person entitled to a Share following death or bankruptcy		21

8	Alteration of capital	21
Increasing, consolidating, converting, dividing and cancelling share capital		21
Dealing with fractions resulting from consolidation of Shares		22
Reducing share capital		22

9	Redemption and purchase of own Shares	22
Power to issue redeemable Shares and to purchase own Shares		22
Power to pay for redemption or purchase in cash or in specie		22
Effect of redemption or purchase of a Share		23
Redemption of Series A Shares – Put Option		23
Redemption of Series A Shares – Call Option		25

10	Conversion of Series A Shares	28

11	Adjustment of Conversion Price	32

12	Meetings of Members	39
Annual and extraordinary general meetings		39
Power to call meetings		39
Content of notice		40
Period of notice		40
Persons entitled to receive notice		40
Accidental omission to give notice or non-receipt of notice		41

13	Proceedings at meetings of Members	41
Quorum		41
Lack of quorum		41
Chairman		42
Right of a Director to attend and speak		42
Accommodation of Members at meeting		42
Security		42
Adjournment and Postponement		42
Method of voting		43
Taking of a poll		43
Chairman’s casting vote		43
Amendments to resolutions		44
Sole-Member Company		44

14	Voting rights of Members	44
Right to vote		44
Rights of joint holders		45
Representation of corporate Members		45
Member with mental disorder		45
Objections to admissibility of votes		46
Form of proxy		46
How and when proxy is to be delivered		47
Voting by proxy		48

15	Number of Directors	48

16	Appointment, disqualification and removal of Directors	48
No age limit		48
Corporate Directors		49
No shareholding qualification		49
Appointment of Directors		49
Board’s power to appoint Directors		50
Removal of Directors		50
Resignation of Directors		50
Termination of the office of Director		50

17	Alternate Directors	51
Appointment and removal		51
Notices		52
Rights of alternate Director		52
Appointment ceases when the appointor ceases to be a Director		52
Status of alternate Director		52
Status of the Director making the appointment		53

18	Powers of Directors	53
Powers of Directors		53
Directors below the minimum number		53
Appointments to office		53
Provisions for employees		54
Exercise of voting rights		54
Remuneration		54
Disclosure of information		55

19	Delegation of powers	55
Power to delegate any of the Directors’ powers to a committee		55
Local boards		56
Power to appoint an agent of the Company		56
Power to appoint an attorney or authorised signatory of the Company		56
Borrowing Powers		57
Corporate Governance		57

20	Meetings of Directors	57
Regulation of Directors’ meetings		57
Calling meetings		57
Notice of meetings		58
Use of technology		58
Quorum		58
Chairman or deputy to preside		58
Voting		58
Recording of dissent		58
Written resolutions		59
Validity of acts of Directors in spite of formal defect		59

21	Permissible Directors’ interests and disclosure	59

22	Minutes	60

23	Accounts and audit	60
Auditors		60

24	Record dates	61

25	Dividends	61
Source of dividends		61
Declaration of dividends by Members		61
Payment of interim dividends and declaration of final dividends by Directors		61
Apportionment of dividends		62
Right of set off		63
Power to pay other than in cash		63
How payments may be made		63
Dividends or other monies not to bear interest in absence of special rights		64
Dividends unable to be paid or unclaimed		64

26	Capitalisation of profits	64
Capitalisation of profits or of any share premium account or capital redemption reserve;		64
Applying an amount for the benefit of Members		65

27	Share Premium Account	65
Directors to maintain share premium account		65
Debits to share premium account		65

28	Seal	66
Company seal		66
Duplicate seal		66
When and how seal is to be used		66
If no seal is adopted or used		66
Power to allow non-manual signatures and facsimile printing of seal		66
Validity of execution		66

29	Indemnity	67
Release		67
Insurance		68

30	Notices	68
Form of notices		68
Electronic communications		68
Persons entitled to notices		69
Persons authorised to give notices		70
Delivery of written notices		70
Joint holders		70
Signatures		70
Giving notice to a deceased or bankrupt Member		70
Date of giving notices		71
Saving provision		71

31	Authentication of Electronic Records	71
Application of Articles		71
Authentication of documents sent by Members by Electronic means		71
Authentication of document sent by the Secretary or Officers of the Company by Electronic means		72
Manner of signing		72
Saving provision		73

32	Transfer by way of continuation	73

33	Winding up	73
Distribution of assets in specie		73
No obligation to accept liability		74

34	Liquidation preference and exit provisions	74
Liquidation preference		74

35	Amendment of Memorandum and Articles	75
Power to change name or amend Memorandum		75
Power to amend these Articles		75

36	Mergers and Consolidations	75

37	Certain Tax Filings	75

38	Business Opportunities	76

39	Exclusive Jurisdiction and Forum	76

40	Series A Majority reserved matters	77

v

Companies Act (Revised)

Company Limited by Shares

Amended and Restated

Articles of Association

of

GOWell Energy Technology

(Adopted by special resolution passed on 24 September 2026 and effective on 24 September 2026)

1	Definitions, interpretation and exclusion of Table A

Definitions

1.1	In these Articles, the following definitions apply:

Accrued Value means, in relation to any Series A Share, the Stated Value together with any unpaid Arrears in respect of that Series A Share (subject to Equitable Adjustment and any adjustment pursuant to Article 25.8);

Act means the Companies Act (Revised) of the Cayman Islands, including any statutory modification or re-enactment thereof for the time being in force;

Affiliate means any person that, directly or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with a person;

Applicable Law means, with respect to any person, all provisions of laws, statutes, ordinances, rules, regulations, permits, certificates, judgments, decisions, decrees or orders of any governmental authority applicable to such person;

Arrears means, in relation to any Share, all arrears of any dividend or other sums payable in respect of that Share, whether or not earned or declared and irrespective of whether or not the Company has had at any time sufficient Available Reserves to pay such dividend or sums, together with all other amounts payable on that Share;

Articles means, as appropriate:

(a)	these amended and restated articles of association as amended, restated, supplemented and/or otherwise modified from time to time: or

(b)	two or more particular articles of these Articles;

and Article refers to a particular article of these Articles;

Auditors means the auditor or auditors for the time being of the Company;

Available Proceeds means, as appropriate: (i) consideration received by the Company for such Deemed Liquidation Event (net of any retained liabilities associated with the assets sold or technology licensed, or any other expenses associated with the Deemed Liquidation Event or the dissolution of the Company), or (ii) Surplus Assets, in each case as determined in good faith by the Board, together with any other assets of the Company available for distribution to its Members, all to the extent permitted by the Act;

Available Reserves means any funds legally available for distribution in accordance with the Act, including out of the realised or unrealised profits of the Company, out of the share premium account, or as otherwise permitted by law;

Board means the board of Directors from time to time;

Business Combination Agreement means that certain Business Combination Agreement, dated as of October 13, 2025, by and among the Company, Maywood Acquisition Corp., IPCV Merger Sub Limited, and GOWell Technology Limited, as it may be further amended, modified or supplemented from time to time;

Business Day means a day when banks in Grand Cayman, the Cayman Islands are open for the transaction of normal banking business and for the avoidance of doubt, shall not include a Saturday, Sunday or public holiday in the Cayman Islands;

Cayman Islands means the British Overseas Territory of the Cayman Islands;

Clear Days, in relation to a period of notice, means that period of calendar days excluding:

(a)	the calendar day when the notice is given or deemed to be given; and

(b)	the calendar day for which it is given or on which it is to take effect;

Commission means Securities and Exchange Commission of the United States of America or other federal agency for the time being administering the U.S. Securities Act;

Company means the above-named company;

Control means:

(a)	the ability to control the composition of the board of directors or equivalent body, directly or indirectly, whether through ownership of voting capital, by contract or otherwise;

(b)	the ownership of a majority of the shares or the right to acquire a majority of the shares directly or indirectly; or

(c)	the power to directly or indirectly exercise a majority of the total voting rights,

and the terms Controlled by or under common Control with have corresponding meanings;

Controlling Interest means an interest in shares giving to the holder or holders Control;

Conversion Price means, in relation to each Series A Share, US$12.00 (subject to Equitable Adjustment and, if applicable, adjusted as referred to in Articles 11.3 to 11.7);

Conversion Ratio means, with respect to each Series A Share, the number of Ordinary Shares determined by dividing the Accrued Value by the Conversion Price;

Conversion Shares means, collectively, the Ordinary Shares issuable upon conversion of the Series A Shares in accordance with the terms hereof;

Date of Adoption means the date on which these Articles were adopted;

Deemed Liquidation Event means:

(a)	a merger or consolidation in which: (A) the Company is a constituent party; or (B) a subsidiary of the Company is a constituent party and the Company issues Shares pursuant to such merger or consolidation; provided, that, a Deemed Liquidation Event shall not include any such merger or consolidation involving the Company or a subsidiary in which the Shares outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of (1) the surviving or resulting corporation; or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another company immediately following such merger or consolidation, the parent company of such surviving or resulting company; or

(b)	(A) the sale, in a single transaction or series of related transactions, by the Company or any subsidiary of the Company of all or substantially all of the assets of the Company and its subsidiaries taken as a whole; or (B) the sale or disposition (whether by merger, consolidation or otherwise, and whether in a single transaction or a series of related transactions) of one (1) or more subsidiaries of the Company if substantially all of the assets of the Company and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale is to a wholly owned subsidiary of the Company;

Default Rate means ten per cent per annum;

Designated Stock Exchanges means The Nasdaq Stock Market LLC in the United States of America for so long as the Company’s Shares are there listed and any other stock exchange on which the Company’s Shares are listed for trading;

Designated Stock Exchange Rules means the relevant code, rules and regulations, as amended, from time to time, applicable as a result of the original and continued listing of any Shares on the Designated Stock Exchanges;

Directors means the directors for the time being of the Company and the expression Director shall be construed accordingly;

Disposal means the disposal by the Company of all, or a substantial part of, its business and assets (where disposal may include the grant by the Company of an exclusive licence of intellectual property not entered into in the ordinary course of business);

Effective Date means the date that the Registration Statement filed by the Company pursuant to the Registration Rights Agreement is first declared effective by the Commission;

Electronic has the meaning given to that term in the Electronic Transactions Act (Revised) of the Cayman Islands;

Electronic Record has the meaning given to that term in the Electronic Transactions Act (Revised) of the Cayman Islands;

Electronic Signature has the meaning given to that term in the Electronic Transactions Act (Revised) of the Cayman Islands;

Equitable Adjustment means, in the event that the number of outstanding Series A Shares or Ordinary Shares, as applicable, shall have been changed into a different number of shares or a different class by reason of any reclassification, subdivision, consolidation, reorganisation, recapitalization, combination, exchange of shares, readjustment, or other similar transaction, or a share dividend or share distribution has been effectuated, an equitable adjustment as necessary to provide the holders of Series A Shares with the same economic effect as is contemplated by these Articles prior to such event;

Exchange Act means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder;

Floor Price means the lesser of (i) $6.50 (subject to Equitable Adjustment) and (ii) the Conversion Price then in effect;

Fully Paid Up means:

(a)	in relation to a Share with par value, means that the par value for that Share and any premium payable in respect of the issue of that Share, has been fully paid or credited as paid in money or money’s worth; and

(b)	in relation to a Share without par value, means that the agreed issue price for that Share has been fully paid or credited as paid in money or money’s worth;

General Meeting means a general meeting of the Company duly constituted in accordance with the Articles;

Group Company means the Company, any subsidiary from time to time of the Company, and any subsidiary from time to time of a subsidiary of the Company;

Hegro means Hegro Well PTE. Ltd and its Affiliates;

Independent Director means a Director who is an independent director as defined in the Designated Stock Exchange Rules as determined by the Board;

Inflection Point means Inflection Point Asset Management LLC and its Affiliates;

Inflection Point Entities means, collectively, Inflection Point and Alyeska Master Fund, LP and its Affiliates;

Member means any person or persons entered on the register of Members from time to time as the holder of a Share;

Memorandum means the amended and restated memorandum of association of the Company as amended, restated, supplemented and/or otherwise modified from time to time;

month means a calendar month;

New Securities means any Shares granted or issued (or to be granted or issued) by the Company after the Date of Adoption excluding for the avoidance of doubt any treasury shares transferred by the Company after the Date of Adoption;

Officer means a person appointed to hold an office in the Company including a Director, alternate Director or liquidator and excluding the Secretary;

Ordinary Resolution means a resolution of a General Meeting passed by a simple majority of the votes cast by, or on behalf of, the Members entitled to vote thereon in person or by proxy or, in the case of corporations, by their duly authorised representatives, at that General Meeting;

Ordinary Share means an ordinary share of a par value of US$0.0001 each in the capital of the Company, and having the rights provided for in these Articles;

Partly Paid Up means:

(a)	in relation to a Share with par value, that the par value for that Share and any premium payable in respect of the issue of that Share, has not been fully paid or credited as paid in money or money’s worth; and

(b)	in relation to a Share without par value, means that the agreed issue price for that Share has not been fully paid or credited as paid in money or money’s worth;

Registration Rights Agreement means the Registration Rights Agreement, dated as of the Date of Adoption, among the Company, the original Series A Shareholders and certain other Members;

Registration Statement means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering, among other things, the resale of the Conversion Shares by each original Series A Shareholder as provided for in the Registration Rights Agreement;

Rule 144 means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule;

Secretary means a person appointed to perform the duties of the secretary of the Company, including a joint, assistant or deputy secretary;

Series A Majority means the holders of more than 50%, by number, of the Series A Shares in issue from time to time, which shall include the consent of Inflection Point;

Series A Majority Consent means the consent of the Series A Majority;

Series A Share means a series A redeemable preference share of a par value of US$0.0001 each in the capital of the Company, and having the rights provided for in these Articles;

Series A Shareholder means any holder of Series A Shares from time to time;

Share means a share in the share capital of the Company and the expression:

(a)	includes stock (except where a distinction between shares and stock is expressed or implied); and

(b)	where the context permits, also includes a fraction of a Share; Special Resolution has the meaning given to that term in the Act; Stated Value means, in relation to each Series A Share, US$10.50;

Surplus Assets means surplus assets of the Company remaining after payment of or provisioning form its liabilities, together with any other assets of the Company available for distribution to its Members, to the extent that the Company is lawfully permitted to do so;

Tax Filing Authorised Person means such person as any director shall designate from time to time, acting severally;

Trading Day means a day on which the Designated Stock Exchange is open for business.

Treasury Shares means Shares held in treasury pursuant to the Act and Article 2.10; and

U.S. Securities Act means the Securities Act of 1933 of the United States of America, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

Interpretation

1.2	In the interpretation of these Articles, the following provisions apply unless the context otherwise requires:

(a)	A reference in these Articles to a statute is a reference to a statute of the Cayman Islands as known by its short title, and includes:

(i)	any statutory modification, amendment or re-enactment; and

(ii)	any subordinate legislation or regulations issued under that statute.

Without limitation to the preceding sentence, a reference to a revised Act of the Cayman Islands is taken to be a reference to the revision of that Act in force from time to time as amended from time to time.

(b)	Headings are inserted for convenience only and do not affect the interpretation of these Articles, unless there is ambiguity.

(c)	If a day on which any act, matter or thing is to be done under these Articles is not a Business Day, the act, matter or thing must be done on the next Business Day.

(d)	A word which denotes the singular also denotes the plural, a word which denotes the plural also denotes the singular, and a reference to any gender also denotes the other genders.

(e)	A reference to a person includes, as appropriate, a company, trust, partnership, joint venture, association, body corporate or government agency.

(f)	Where a word or phrase is given a defined meaning another part of speech or grammatical form in respect to that word or phrase has a corresponding meaning.

(g)	All references to time are to be calculated by reference to time in the place where the Company’s registered office is located.

(h)	The words written and in writing include all modes of representing or reproducing words in a visible form, but do not include an Electronic Record where the distinction between a document in writing and an Electronic Record is expressed or implied.

(i)	The words including, and include or any similar expression are to be construed without limitation.

(j)	Any requirements as to execution or signature under the Articles including the execution of the Articles themselves can be satisfied in the form of an Electronic Signature.

(k)	Sections 8 and 19(3) of the Electronic Transactions Act shall not apply.

(l)	The term “holder” in relation to a Share means a person whose name is entered in the register of Members as the holder of such Share.

1.3	The headings in these Articles are intended for convenience only and shall not affect the interpretation of these Articles.

1.4	With respect to the calculation of any number of Shares:

(a)	each Ordinary Share shall be counted as one Ordinary Share; and

(b)	each Series A Share shall be counted as a number of Ordinary Shares (including fractional entitlements) equal to one multiplied by the then applicable Conversion Ratio (provided that if the relevant calculation is being made when a doubt or dispute has arisen in relation to the adjustment to the Conversion Ratio, then the applicable Conversion Ratio for the purposes of this Article shall be the Conversion Ratio as determined by the Board. If the Board has not determined the applicable adjusted Conversion Ratio, then it shall be deemed to be the most recent determined applicable Conversion Ratio, or, in the absence of the same, the unadjusted Conversion Ratio).

Exclusion of Table A Articles

1.5	The regulations contained in Table A in the First Schedule of the Act and any other regulations contained in any statute or subordinate legislation are expressly excluded and do not apply to the Company.

2	Shares

Rights attaching to Ordinary Shares and Series A Shares

2.1	Subject to Article 2.6, the Memorandum of Association and any resolution of the Members to the contrary, and without prejudice to any special rights conferred thereby on the holders of any shares or class of shares, the share capital of the Company shall be divided into Ordinary Shares and Series A Shares with the following rights and restrictions attaching.

2.2	The Series A Shares and the Ordinary Shares shall rank pari passu in all respects (other than Accrued Value) but, save where expressly set out herein to the contrary, shall constitute separate classes of shares.

2.3	Subject to the further provisions of these Articles, the Ordinary Shares and the Series A Shares shall confer on each holder thereof (in that capacity) the right to receive notice of and to attend, speak and vote at all general meetings of the Company and to receive, vote on and constitute an eligible member for the purposes of proposed written resolutions of the Company.

2.4	Subject to Article 14.3, each Ordinary Share and each Series A Share (for the avoidance of doubt, counted on an as-converted basis in accordance with Article 1.4(b)) shall carry a single vote and for all matters (other than where a class consent is specifically required by these Articles) the Shares shall vote as a single class.

2.5	Subject always to Applicable Law, Internal Revenue Service practice or a contrary determination (as defined in Section 1313(a) of the Internal Revenue Code, as amended (the “Code”)), the Company shall not treat the Series A Shares (based on their terms as set forth in these Articles) as “preferred stock” within the meaning of Section 305 of the Code and U.S. Treasury Regulation Section 1.305-5 for United States federal income tax and withholding tax purposes and shall not take any position inconsistent with such treatment.

Power to issue Shares and options, with or without special rights

2.6	Subject to the provisions, if any, in the Memorandum (and to any direction that may be given by the Company in General Meeting), these Articles (including, without limitation, Article 40) and, where applicable, the rules and regulations of the Designated Stock Exchanges, the Commission and/or any other competent regulatory authority or otherwise under Applicable Law, and without prejudice to any rights attached to any existing Shares, the Directors have general and unconditional authority to allot (with or without confirming rights of renunciation), issue, grant options over or otherwise deal with any unissued Shares to such persons, at such times and on such terms and conditions as they may decide. No Share may be issued at a discount except in accordance with the provisions of the Act.

2.7	Without limitation to the preceding Article, but subject to Article 40, the Directors may so deal with the unissued Shares:

(a)	either at a premium or at par; or

(b)	with or without preferred, deferred or other special rights or restrictions, whether in regard to dividend, voting, return of capital or otherwise.

2.8	Without limitation to the two preceding Articles, the Directors may refuse to accept any application for Shares, and may accept any application in whole or in part, for any reason or for no reason.

2.9	Subject to Article 40, the Company may issue rights, options, warrants or convertible securities or securities of similar nature conferring the right upon the holders thereof to subscribe for, purchase or receive any class of Shares or other securities in the Company at such times and on such terms and conditions as the Directors may decide.

2.10	Subject to Article 40, the Company may issue units of securities in the Company, which may be comprised of Shares, rights, options, warrants or convertible securities or securities of similar nature conferring the right upon the holders thereof to subscribe for, purchase or receive any class of Shares or other securities in the Company, on such terms and conditions as the directors may decide.

Power to pay commissions and brokerage fees

2.11	The Company may, in so far as the Act permits, pay a commission to any person in consideration of that person:

(a)	subscribing or agreeing to subscribe, whether absolutely or conditionally; or

(b)	procuring or agreeing to procure subscriptions, whether absolute or conditional,

for any Shares. That commission may be satisfied by the payment of cash or the allotment of Fully Paid Up or Partly Paid Up Shares or partly in one way and partly in another.

2.12	The Company may employ a broker in the issue of its capital and pay him any proper commission or brokerage.

Trusts not recognised

2.13	Except as required by the Act:

(a)	no person shall be recognised by the Company as holding any Share on any trust; and

(b)	no person other than the Member shall be recognised by the Company as having any right in a Share.

Security interests

2.14	Notwithstanding the preceding Article, the Company may (but shall not be obliged to) recognise a security interest of which it has actual notice over shares. The Company shall not be treated as having recognised any such security interest unless it has so agreed in writing with the secured party.

Power to vary class rights

2.15	If the share capital is divided into different classes of Shares then, unless the terms on which a class of Shares was issued state otherwise, the rights attaching to a class of Shares may only be varied if one of the following applies:

(a)	the Members holding not less than two-thirds of the issued Shares of that class consent in writing to the variation; or

(b)	the variation is made with the sanction of a Special Resolution passed at a separate general meeting of the Members holding the issued Shares of that class.

2.16	For the purpose of Article 2.15(b), all the provisions of these Articles relating to general meetings apply, mutatis mutandis, to every such separate meeting except that:

(a)	the necessary quorum shall be one or more persons holding, or representing by proxy, not less than one third of the issued Shares of the class; and

(b)	any Member holding issued Shares of the class, present in person or by proxy or, in the case of a corporate Member, by its duly authorised representative, may demand a poll.

Effect of new Share issue on existing class rights

2.17	Unless the terms on which a class of Shares was issued state otherwise, the rights conferred on the Member holding Shares of any class shall not be deemed to be varied by the creation or issue of further Shares ranking pari passu with the existing Shares of that class.

Capital contributions without issue of further Shares

2.18	With the consent of a Member, the Directors may accept a voluntary contribution to the capital of the Company from that Member without issuing Shares in consideration for that contribution. In that event, the contribution shall be dealt with in the following manner:

(a)	It shall be treated as if it were a share premium.

(b)	Unless the Member agrees otherwise:

(i)	if the Member holds Shares in a single class of Shares, it shall be credited to the share premium account for that class of Shares;

(ii)	if the Member holds Shares of more than one class, it shall be credited rateably to the share premium accounts for those classes of Shares (in the proportion that the sum of the issue prices for each class of Shares that the Member holds bears to the total issue prices for all classes of Shares that the Member holds).

(c)	It shall be subject to the provisions of the Act and these Articles applicable to share premiums.

No bearer Shares or warrants

2.19	The Company shall not issue Shares or warrants to bearers.

Treasury Shares

2.20	Shares that the Company purchases, redeems or acquires by way of surrender in accordance with the Act shall be held as Treasury Shares and not treated as cancelled if:

(a)	the Directors so determine prior to the purchase, redemption or surrender of those shares; and

(b)	the relevant provisions of the Memorandum and Articles and the Act are otherwise complied with.

Rights attaching to Treasury Shares and related matters

2.21	No dividend may be declared or paid, and no other distribution (whether in cash or otherwise) of the Company’s assets (including any distribution of assets to Members on a winding up) may be made to the Company in respect of a Treasury Share.

2.22	The Company shall be entered in the register of Members as the holder of the Treasury Shares. However:

(a)	the Company shall not be treated as a Member for any purpose and shall not exercise any right in respect of the Treasury Shares, and any purported exercise of such a right shall be void; and

(b)	a Treasury Share shall not be voted, directly or indirectly, at any meeting of the Company and shall not be counted in determining the total number of issued shares at any given time, whether for the purposes of these Articles or the Act.

2.23	Nothing in Article 2.22 prevents an allotment of Shares as Fully Paid Up bonus shares in respect of a Treasury Share and Shares allotted as Fully Paid Up bonus shares in respect of a Treasury Share shall be treated as Treasury Shares.

2.24	Treasury Shares may be disposed of by the Company in accordance with the Act and otherwise on such terms and conditions as the Directors determine.

Register of Members

2.25	The Directors shall keep or cause to be kept a register of Members as required by the Act and may cause the Company to maintain one or more branch registers as contemplated by the Act, provided that where the Company is maintaining one or more branch registers, the Directors shall ensure that a duplicate of each branch register is kept with the Company’s principal register of Members and updated within such number of days of any amendment having been made to such branch register as may be required by the Act.

2.26	The title to Shares listed on a Designated Stock Exchange may be evidenced and transferred in accordance with the laws applicable to the rules and regulations of the Designated Stock Exchange and, for these purposes, the register of Members may be maintained in accordance with Section 40B of the Act.

Annual Return

2.27	The Directors in each calendar year shall prepare or cause to be prepared an annual return and declaration setting forth the particulars required by the Act and shall deliver a copy thereof to the registrar of companies for the Cayman Islands.

3	Share certificates

Issue of share certificates

3.1	A Member shall only be entitled to a share certificate if the Directors resolve that share certificates shall be issued. Share certificates representing Shares, if any, shall be in such form as the Directors may determine. If the Directors resolve that share certificates shall be issued, upon being entered in the register of Members as the holder of a Share, the Directors may issue to any Member:

(a)	without payment, one certificate for all the Shares of each class held by that Member (and, upon transferring a part of the Member’s holding of Shares of any class, to a certificate for the balance of that holding); and

(b)	upon payment of such reasonable sum as the Directors may determine for every certificate after the first, several certificates each for one or more of that Member’s Shares.

3.2	Every certificate shall specify the number, class and distinguishing numbers (if any) of the Shares to which it relates and whether they are Fully Paid Up or Partly Paid Up. A certificate may be executed under seal or executed in such other manner as the Directors determine.

3.3	Every certificate shall bear legends required under the Applicable Laws, including the U.S. Securities Act (to the extent applicable).

3.4	The Company shall not be bound to issue more than one certificate for Shares held jointly by several persons and delivery of a certificate for a Share to one joint holder shall be a sufficient delivery to all of them.

Renewal of lost or damaged share certificates

3.5	If a share certificate is defaced, worn-out, lost or destroyed, it may be renewed on such terms (if any) as to:

(a)	evidence;

(b)	indemnity;

(c)	payment of the expenses reasonably incurred by the Company in investigating the evidence; and

(d)	payment of a reasonable fee, if any for issuing a replacement share certificate,

as the Directors may determine, and (in the case of defacement or wearing-out) on delivery to the Company of the old certificate.

4	Lien on Shares

Nature and scope of lien

4.1	The Company has a first and paramount lien on all Shares (whether Fully Paid Up or not) registered in the name of a Member (whether solely or jointly with others). The lien is for all monies payable to the Company by the Member or the Member’s estate:

(a)	either alone or jointly with any other person, whether or not that other person is a Member; and

(b)	whether or not those monies are presently payable.

4.2	At any time the Board may declare any Share to be wholly or partly exempt from the provisions of this Article.

Company may sell Shares to satisfy lien

4.3	The Company may sell any Shares over which it has a lien if all of the following conditions are met:

(a)	the sum in respect of which the lien exists is presently payable;

(b)	the Company gives notice to the Member holding the Share (or to the person entitled to it in consequence of the death or bankruptcy of that Member) demanding payment and stating that if the notice is not complied with the Shares may be sold; and

(c)	that sum is not paid within fourteen Clear Days after that notice is deemed to be given under these Articles,

and Shares to which this Article 4.3 applies shall be referred to as Lien Default Shares.

4.4	The Lien Default Shares may be sold in such manner as the Board determines.

4.5	To the maximum extent permitted by law, the Directors shall incur no personal liability to the Member concerned in respect of the sale.

Authority to execute instrument of transfer

4.6	To give effect to a sale, the Directors may authorise any person to execute an instrument of transfer of the Lien Default Shares sold to, or in accordance with the directions of, the purchaser.

4.7	The title of the transferee of the Lien Default Shares shall not be affected by any irregularity or invalidity in the proceedings in respect of the sale.

Consequences of sale of Shares to satisfy lien

4.8	On a sale pursuant to the preceding Articles:

(a)	the name of the Member concerned shall be removed from the register of Members as the holder of those Lien Default Shares; and

(b)	that person shall deliver to the Company for cancellation the certificate (if any) for those Lien Default Shares.

4.9	Notwithstanding the provisions of Article 4.8, such person shall remain liable to the Company for all monies which, at the date of sale, were presently payable by him to the Company in respect of those Lien Default Shares. That person shall also be liable to pay interest on those monies from the date of sale until payment at the rate at which interest was payable before that sale or, failing that, at the Default Rate. The Board may waive payment wholly or in part or enforce payment without any allowance for the value of the Lien Default Shares at the time of sale or for any consideration received on their disposal.

Application of proceeds of sale

4.10	The net proceeds of the sale, after payment of the costs, shall be applied in payment of so much of the sum for which the lien exists as is presently payable. Any residue shall be paid to the person whose Lien Default Shares have been sold:

(a)	if no certificate for the Lien Default Shares was issued, at the date of the sale; or

(b)	if a certificate for the Lien Default Shares was issued, upon surrender to the Company of that certificate for cancellation but, in either case, subject to the Company retaining a like lien for all sums not presently payable as existed on the Lien Default Shares before the sale.

5	Calls on Shares and forfeiture

Power to make calls and effect of calls

5.1	Subject to the terms of allotment, the Board may make calls on the Members in respect of any monies unpaid on their Shares including any premium. The call may provide for payment to be by instalments. Subject to receiving at least 14 Clear Days’ notice specifying when and where payment is to be made, each Member shall pay to the Company the amount called on his Shares as required by the notice.

5.2	Before receipt by the Company of any sum due under a call, that call may be revoked in whole or in part and payment of a call may be postponed in whole or in part. Where a call is to be paid in instalments, the Company may revoke the call in respect of all or any remaining instalments in whole or in part and may postpone payment of all or any of the remaining instalments in whole or in part.

5.3	A Member on whom a call is made shall remain liable for that call notwithstanding the subsequent transfer of the Shares in respect of which the call was made. He shall not be liable for calls made after he is no longer registered as Member in respect of those Shares.

Time when call made

5.4	A call shall be deemed to have been made at the time when the resolution of the Directors authorising the call was passed.

Liability of joint holders

5.5	Members registered as the joint holders of a Share shall be jointly and severally liable to pay all calls in respect of the Share.

Interest on unpaid calls

5.6	If a call remains unpaid after it has become due and payable the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due and payable until it is paid:

(a)	at the rate fixed by the terms of allotment of the Share or in the notice of the call; or

(b)	if no rate is fixed, at the Default Rate.

The Directors may waive payment of the interest wholly or in part.

Deemed calls

5.7	Any amount payable in respect of a Share, whether on allotment or on a fixed date or otherwise, shall be deemed to be payable as a call. If the amount is not paid when due the provisions of these Articles shall apply as if the amount had become due and payable by virtue of a call.

Power to accept early payment

5.8	The Company may accept from a Member the whole or a part of the amount remaining unpaid on Shares held by him although no part of that amount has been called up.

Power to make different arrangements at time of issue of Shares

5.9	Subject to the terms of allotment, the Directors may make arrangements on the issue of Shares to distinguish between Members in the amounts and times of payment of calls on their Shares.

Notice of default

5.10	If a call remains unpaid after it has become due and payable the Directors may give to the person from whom it is due not less than 14 Clear Days’ notice requiring payment of:

(a)	the amount unpaid;

(b)	any interest which may have accrued; and

(c)	any expenses which have been incurred by the Company due to that person’s default.

5.11	The notice shall state the following:

(a)	the place where payment is to be made; and

(b)	a warning that if the notice is not complied with the Shares in respect of which the call is made will be liable to be forfeited.

Forfeiture or surrender of Shares

5.12	If the notice given pursuant to Article 5.10 is not complied with, the Directors may, before the payment required by the notice has been received, resolve that any Share the subject of that notice be forfeited. The forfeiture shall include all dividends or other monies payable in respect of the forfeited Share and not paid before the forfeiture. Despite the foregoing, the Board may determine that any Share the subject of that notice be accepted by the Company as surrendered by the Member holding that Share in lieu of forfeiture.

5.13	The directors may accept the surrender for no consideration of any Fully Paid Up Share.

Disposal of forfeited or surrendered Share and power to cancel forfeiture or surrender

5.14	A forfeited or surrendered Share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the Board determine either to the former Member who held that Share or to any other person. The forfeiture or surrender may be cancelled on such terms as the Directors think fit at any time before a sale, re-allotment or other disposition. Where, for the purposes of its disposal, a forfeited or surrendered Share is to be transferred to any person, the Directors may authorise some person to execute an instrument of transfer of the Share to the transferee.

Effect of forfeiture or surrender on former Member

5.15	On forfeiture or surrender:

(a)	the name of the Member concerned shall be removed from the register of Members as the holder of those Shares and that person shall cease to be a Member in respect of those Shares; and

(b)	that person shall surrender to the Company for cancellation the certificate (if any) for the forfeited or surrendered Shares.

5.16	Despite the forfeiture or surrender of his Shares, that person shall remain liable to the Company for all monies which at the date of forfeiture or surrender were presently payable by him to the Company in respect of those Shares together with:

(a)	all expenses; and

(b)	interest from the date of forfeiture or surrender until payment:

(i)	at the rate of which interest was payable on those monies before forfeiture; or

(ii)	if no interest was so payable, at the Default Rate.

The Directors, however, may waive payment wholly or in part.

Evidence of forfeiture or surrender

5.17	A declaration, whether statutory or under oath, made by a Director or the Secretary shall be conclusive evidence of the following matters stated in it as against all persons claiming to be entitled to forfeited Shares:

(a)	that the person making the declaration is a Director or Secretary of the Company, and

(b)	that the particular Shares have been forfeited or surrendered on a particular date.

Subject to the execution of an instrument of transfer, if necessary, the declaration shall constitute good title to the Shares.

Sale of forfeited or surrendered Shares

5.18	Any person to whom the forfeited or surrendered Shares are disposed of shall not be bound to see to the application of the consideration, if any, of those Shares nor shall his title to the Shares be affected by any irregularity in, or invalidity of the proceedings in respect of, the forfeiture, surrender or disposal of those Shares.

6	Transfer of Shares

Form of Transfer

6.1	Subject to the following Articles about the transfer of Shares, and provided that such transfer complies with applicable rules of the Designated Stock Exchange, the Commission and/or any other competent regulatory authority or otherwise under Applicable Law, a Member may transfer Shares to another person by completing an instrument of transfer in a common form or in a form prescribed by the Designated Stock Exchange, the Commission and/or any other competent regulatory authority or otherwise under Applicable Law or in any other form approved by the directors, executed:

(a)	where the Shares are Fully Paid, by or on behalf of that Member; and

(b)	where the Shares are partly paid, by or on behalf of that Member and the transferee.

6.2	The transferor shall be deemed to remain the holder of a Share until the name of the transferee is entered into the Register of Members.

Power to refuse registration for Shares not listed on a Designated Stock Exchange

6.3	Where the Shares in question are not listed on or subject to the rules of any Designated Stock Exchange, the Directors may in their absolute discretion decline to register any transfer of such Shares which are not Fully Paid Up or on which the Company has a lien. The Directors may also, but are not required to, decline to register any transfer of any such Share unless:

(a)	the instrument of transfer is lodged with the Company, accompanied by the certificate (if any) for the Shares to which it relates and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer;

(b)	the instrument of transfer is in respect of only one class of Shares;

(c)	the instrument of transfer is properly stamped, if required;

(d)	in the case of a transfer to joint holders, the number of joint holders to whom the Share is to be transferred does not exceed four;

(e)	the Shares transferred are Fully Paid Up and free of any lien in favour of the Company; and

(f)	any applicable fee of such maximum sum as the Designated Stock Exchanges may determine to be payable, or such lesser sum as the Board may from time to time require, related to the transfer is paid to the Company.

Suspension of transfers

6.4	The registration of transfers may, on 14 Clear Days’ notice being given by advertisement in such one or more newspapers or by electronic means, be suspended and the register of Members closed at such times and for such periods as the Directors may, in their absolute discretion, from time to time determine, provided always that such registration of transfer shall not be suspended nor the register of Members closed for more than 30 Clear Days in any year.

Company may retain instrument of transfer

6.5	All instruments of transfer that are registered shall be retained by the Company.

Notice of refusal to register

6.6	If the Directors refuse to register a transfer of any Shares not listed on a Designated Stock Exchange, they shall within one month after the date on which the instrument of transfer was lodged with the Company send to each of the transferor and the transferee notice of the refusal.

7	Transmission of Shares

Persons entitled on death of a Member

7.1	If a Member dies, the only persons recognised by the Company as having any title to the deceased Members’ interest are the following:

(a)	where the deceased Member was a joint holder, the survivor or survivors; and

(b)	where the deceased Member was a sole holder, that Member’s personal representative or representatives.

7.2	Nothing in these Articles shall release the deceased Member’s estate from any liability in respect of any Share, whether the deceased was a sole holder or a joint holder.

Registration of transfer of a Share following death or bankruptcy

7.3	A person becoming entitled to a Share in consequence of the death or bankruptcy of a Member may elect to do either of the following:

(a)	to become the holder of the Share; or

(b)	to transfer the Share to another person.

7.4	That person must produce such evidence of his entitlement as the Directors may properly require.

7.5	If the person elects to become the holder of the Share, he must give notice to the Company to that effect. For the purposes of these Articles, that notice shall be treated as though it were an executed instrument of transfer.

7.6	If the person elects to transfer the Share to another person then:

(a)	if the Share is Fully Paid Up, the transferor must execute an instrument of transfer; and

(b)	if the Share is nil or Partly Paid Up, the transferor and the transferee must execute an instrument of transfer.

7.7	All the Articles relating to the transfer of Shares shall apply to the notice or, as appropriate, the instrument of transfer.

Indemnity

7.8	A person registered as a Member by reason of the death or bankruptcy of another Member shall indemnify the Company and the Directors against any loss or damage suffered by the Company or the Directors as a result of that registration.

Rights of person entitled to a Share following death or bankruptcy

7.9	A person becoming entitled to a Share by reason of the death or bankruptcy of a Member shall have the rights to which he would be entitled if he were registered as the holder of the Share. But, until he is registered as Member in respect of the Share, he shall not be entitled to attend or vote at any meeting of the Company or at any separate meeting of the holders of that class of Shares.

8	Alteration of capital

Increasing, consolidating, converting, dividing and cancelling share capital

8.1	Subject to the rights of the holders of Series A Shares contemplated by these Articles, to the fullest extent permitted by the Act, the Company may by Ordinary Resolution do any of the following and amend its Memorandum for that purpose:

(a)	increase its share capital by new Shares of the amount fixed by that Ordinary Resolution and with the attached rights, priorities and privileges set out in that Ordinary Resolution;

(b)	consolidate and divide all or any of its share capital into Shares of larger amount than its existing Shares;

(c)	convert all or any of its Paid Up Shares into stock, and reconvert that stock into Paid Up Shares of any denomination;

(d)	sub-divide its Shares or any of them into Shares of an amount smaller than that fixed by the Memorandum, so, however, that in the sub-division, the proportion between the amount paid and the amount, if any, unpaid on each reduced Share shall be the same as it was in case of the Share from which the reduced Share is derived; and

(e)	cancel Shares which, at the date of the passing of that Ordinary Resolution, have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the Shares so cancelled or, in the case of Shares without nominal par value, diminish the number of Shares into which its capital is divided.

Dealing with fractions resulting from consolidation of Shares

8.2	Whenever, as a result of a consolidation of Shares, any Members would become entitled to fractions of a Share, the Directors may on behalf of those Members deal with the fractions as it thinks fit, including (without limitation):

(a)	sell the Shares representing the fractions for the best price reasonably obtainable to any person (including, subject to the provisions of the Act, the Company); and

(b)	distribute the net proceeds in due proportion among those Members.

8.3	For the purposes of Article 8.2, the Directors may authorise some person to execute an instrument of transfer of the Shares to, in accordance with the directions of, the purchaser. The transferee shall not be bound to see to the application of the purchase money nor shall the transferee’s title to the Shares be affected by any irregularity in, or invalidity of, the proceedings in respect of the sale.

Reducing share capital

8.4	Subject to the Act and to any rights for the time being conferred on the Members holding a particular class of Shares, the Company may, by Special Resolution, reduce its share capital in any way.

9	Redemption and purchase of own Shares

Power to issue redeemable Shares and to purchase own Shares

9.1	Subject to the Act, to Article 40 and to any rights for the time being conferred on the Members holding a particular class of Shares, the Commission and/or any other competent regulatory authority or otherwise under Applicable Law the Company may by its Directors:

(a)	issue Shares that are to be redeemed or liable to be redeemed, at the option of the Company or the Member holding those redeemable Shares, on the terms and in the manner its Directors determine before the issue of those Shares;

(b)	with the consent by Special Resolution of the Members holding Shares of a particular class, vary the rights attaching to that class of Shares so as to provide that those Shares are to be redeemed or are liable to be redeemed at the option of the Company on the terms and in the manner which the Directors determine at the time of such variation; and

(c)	purchase all or any of its own Shares of any class including any redeemable Shares on the terms and in the manner which the Directors determine at the time of such purchase.

The Company may make a payment in respect of the redemption or purchase of its own Shares in any manner authorised by the Act, including out of any combination of the following: capital, its profits and the proceeds of a fresh issue of Shares.

Power to pay for redemption or purchase in cash or in specie

9.2	When making a payment in respect of the redemption or purchase of Shares, the Directors may make the payment in cash or in specie (or partly in one and partly in the other) if so authorised by the terms of the allotment of those Shares or by the terms applying to those Shares in accordance with Article 9.1, or otherwise by agreement with the Member holding those Shares.

Effect of redemption or purchase of a Share

9.3	Upon the date of redemption or purchase of a Share:

(a)	the Member holding that Share shall cease to be entitled to any rights in respect of the Share other than the right to receive:

(i)	the price for the Share; and

(ii)	any dividend declared in respect of the Share prior to the date of redemption or purchase;

(b)	the Member’s name shall be removed from the register of Members with respect to the Share; and

(c)	the Share shall be cancelled or held as a Treasury Share, as the Directors may determine.

9.4	For the purpose of Article 9.3, the date of redemption or purchase is the date when the redemption or purchase falls due.

Redemption of Series A Shares – Put Option

9.5	Subject to the Act, a notice in writing (a Put Notice) may be delivered by a Series A Majority to the Company at any time on or after the fifth anniversary of the Date of Adoption, at a redemption price per share equal to 100% of the Accrued Value attributable to such Series A Share specifying that the Company shall make an offer to all of the Series A Shareholders to redeem all of the Series A Shares on a date in accordance with Article 9.6.

9.6	The Put Date shall be not less than the date that is 20 days after the Put Notice is delivered. The Put Notice shall state:

(a)	the Put Date and the redemption price calculated in accordance with Article 9.5; and

(b)	for Series A Shares in certificated form, that the Series A Shareholder is to surrender to the Company, in the manner and at the place designated, his, her or its certificate or certificates representing the Series A Shares to be redeemed (or deliver an indemnity for lost certificate in a form acceptable to the Board, in respect of any lost certificate(s)).

9.7	Within ten days of receipt of the Put Notice, the Company shall deliver to each Series A Shareholder a notice (the Put Offer Notice) that shall be open for acceptance by any Series A Shareholder within 5 days of deemed service of the Put Offer Notice (the Put Acceptance Date) specifying:

(a)	the terms of the Put Notice (including, for the avoidance of doubt, the Put Date and the redemption price calculated in accordance with Article 9.5); and

(b)	the address to which an acceptance of the Put Offer Notice should be sent.

9.8	On the Put Date, the Company shall redeem all of the Series A Shares held by those Series A Shareholders who had accepted the Put Offer Notice by the Put Acceptance Date (the Accepting Shareholders), and the Accepting Shareholders shall deliver to the Company at its registered office the certificate(s) for the Series A Shares (or an indemnity for lost certificate in a form acceptable to the Board, in respect of any lost certificate(s)) and on such delivery (and against the receipt by Accepting Shareholder for the redemption moneys payable in respect of his Series A Shares) the Company shall pay each Accepting Shareholder (or, in the case of joint holders, to the holder of Series A Shares whose name stands first in the register of Shareholders in respect of those Series A Shares) the Accrued Value for each Series A Share being redeemed.

9.9	The Company shall cancel the share certificate of the Accepting Shareholder concerned.

9.10	Following receipt by the Company of a Put Notice, the Company shall take all necessary steps to the extent permitted by Applicable Law to facilitate the creation of sufficient profits available for distribution in order to complete the redemption of the Series A Shares pursuant to the Put Notice as soon as reasonably practicable.

9.11	If, having complied with its obligations in Article 9.10, on any due date for redemption of Series A Shares the Company is prohibited by law from redeeming all or any of the Series A Shares then due to be redeemed, it shall on the due date, redeem that number of the Series A Shares as it may then lawfully redeem, and if there is more than one holder whose Series A Shares are due to be redeemed then the Series A Shares shall be redeemed in proportion as nearly as may be to their existing holdings of Series A Shares and the Company shall redeem the balance of those shares as soon as reasonably practicable after it is not so prohibited and, for so long as the prohibition remains and any Series A Shares have not been redeemed (and notwithstanding any other provisions of these Articles) the Preference Dividend shall continue to accrue up to the date of redemption and the Company shall not pay any dividend or otherwise make any distribution of capital or otherwise (except in the ordinary course of business) decrease its profits available for distribution. If the Company fails to make any partial redemption of Series A Shares on any due date for redemption, then subsequent redemptions of Series A Shares shall be deemed to be of those Series A Shares which first became due for redemption.

9.12	In the event that any portion of the redemption price has not been paid within five (5) Business Days following the Put Date and the Company is not prohibited by law from paying the redemption price, interest on such unpaid portion of the redemption price shall accrue thereon until such amount is paid in full at a rate equal to the lesser of (i) 24.0% per annum and (ii) the maximum rate permitted under Applicable Law. Such interest shall be paid by the Company in cash.

9.13	Subject to Articles 9.5 to 9.10, the Company authorises the Board to determine the manner or any of the terms of any redemption or purchase to the extent permitted by the Act.

Redemption of Series A Shares – Call Option

9.14	Subject to the Act, a notice in writing (a Call Notice) may be delivered by the Company to all of the Series A Shareholders at any time:

(a)	after the Date of Adoption but before the first anniversary of the Date of Adoption, at a redemption price per share equal to the greater of (i) 150% of the Accrued Value (which shall be payable in cash) and (ii) the amount per Ordinary Share as would have been payable on liquidation had all Series A Shares been converted into Ordinary Shares in accordance with these Articles immediately prior to such Call Notice based on the then effective rate of conversion (which shall be payable, at the option of the Company, in cash or Ordinary Shares or a combination thereof, with the value of such Ordinary Shares being the closing price of such Ordinary Shares on the Designated Stock Exchange on the Call Date);

(b)	after the first anniversary of the Date of Adoption but before the second anniversary of the Date of Adoption, at a redemption price per share equal to the greater of (i) 140% of the Accrued Value (which shall be payable in cash) and (ii) the amount per Ordinary Share as would have been payable on liquidation had all Series A Shares been converted into Ordinary Shares in accordance with these Articles immediately prior to such Call Notice based on the then effective rate of conversion (which shall be payable, at the option of the Company, in cash or Ordinary Shares or a combination thereof, with the value of such Ordinary Shares being the closing price of such Ordinary Shares on the Designated Stock Exchange on the Call Date);

(c)	after the second anniversary of the Date of Adoption but before the third anniversary of the Date of Adoption, at a redemption price per share equal to the greater of (i) 130% of the Accrued Value (which shall be payable in cash) and (ii) the amount per Ordinary Share as would have been payable on liquidation had all Series A Shares been converted into Ordinary Shares in accordance with these Articles immediately prior to such Call Notice based on the then effective rate of conversion (which shall be payable, at the option of the Company, in cash or Ordinary Shares or a combination thereof, with the value of such Ordinary Shares being the closing price of such Ordinary Shares on the Designated Stock Exchange on the Call Date);

(d)	after the third anniversary of the Date of Adoption but before the fourth anniversary of the Date of Adoption, at a redemption price per share equal to the greater of (i) 120% of the Accrued Value (which shall be payable in cash) and (ii) the amount per Ordinary Share as would have been payable on liquidation had all Series A Shares been converted into Ordinary Shares in accordance with these Articles immediately prior to such Call Notice based on the then effective rate of conversion (which shall be payable, at the option of the Company, in cash or Ordinary Shares or a combination thereof, with the value of such Ordinary Shares being the closing price of such Ordinary Shares on the Designated Stock Exchange on the Call Date);

(e)	after the fourth anniversary of the Date of Adoption but before the fifth anniversary of the Date of Adoption, at a redemption price per share equal to the greater of (i) 110% of the Accrued Value (which shall be payable in cash) and (ii) the amount per Ordinary Share as would have been payable on liquidation had all Series A Shares been converted into Ordinary Shares in accordance with these Articles immediately prior to such Call Notice based on the then effective rate of conversion (which shall be payable, at the option of the Company, in cash or Ordinary Shares or a combination thereof, with the value of such Ordinary Shares being the closing price of such Ordinary Shares on the Designated Stock Exchange on the Call Date); or

(f)	after the fifth anniversary of the Date of Adoption, at a redemption price per share equal to the greater of (i) 100% of the Accrued Value (which shall be payable in cash) and (ii) the amount per Ordinary Share as would have been payable on liquidation had all Series A Shares been converted into Ordinary Shares in accordance with these Articles immediately prior to such Call Notice based on the then effective rate of conversion (which shall be payable, at the option of the Company, in cash or Ordinary Shares or a combination thereof, with the value of such Ordinary Shares being the closing price of such Ordinary Shares on the Designated Stock Exchange on the Call Date);

specifying that the Company shall redeem all or some of the Series A Shares on a date in accordance with Article 9.15.

For the purposes of clause (ii) of each of paragraphs (a) to (f) above, the amount per Ordinary Share as would have been payable on liquidation shall be determined on the basis that the total notional liquidation proceeds of the Company equal the product of (x) the total number of Ordinary Shares outstanding on an as-converted basis, assuming conversion of all Series A Shares at the then effective rate of conversion immediately prior to the relevant Call Notice, and (y) the closing price of the Ordinary Shares on the Designated Stock Exchange on the Call Date.

For the avoidance of doubt, where a Series A Shareholder has elected to be subject to the Beneficial Ownership Limitation pursuant to Article 10.3, the Beneficial Ownership Limitation shall not apply to restrict or limit the Company’s right to issue Ordinary Shares as redemption consideration under this Article 9.14, and the Company shall not be obliged to make any payments in cash solely under this Article 9.14 solely by reason of the Beneficial Ownership Limitation.

9.15	The Call Date shall be not less than the date that is 15 days or more than the date that is 20 days after the Call Notice is delivered. The Call Notice shall state:

(a)	the number of Series A Shares that the Company shall redeem on the Call Date, provided always that where the Call Notice is in respect of only some and not all of the Series A Shares in issue, the Call Notice shall also specify the adjusted number of Series A Shares that the Company shall redeem from each Series A Shareholder (such adjusted number to represent each Series A Shareholder’s pro rata proportion of the total number of Series A Shares in issue, as a proportion of the total number of Series A Shares the subject of the Call Notice);

(b)	the Call Date and the redemption price calculated in accordance with Article 9.14; and

(c)	for Series A Shares in certificated form, that the Series A Shareholder is to surrender to the Company, in the manner and at the place designated, his, her or its certificate or certificates representing the Series A Shares to be redeemed (or deliver an indemnity for lost certificate in a form acceptable to the Board, in respect of any lost certificate(s)).

9.16	On each Call Date, the Company shall redeem the number of Series A Shares set out in the Call Notice and the relevant holder of Series A Shares shall deliver to the Company at its registered office the certificate(s) for the Series A Shares to be redeemed (or an indemnity for lost certificate in a form acceptable to the Board, in respect of any lost certificate(s)) and on such delivery (and against the receipt by the holder of Series A Shares for the redemption moneys payable in respect of his Series A Shares) the Company shall pay each holder of Series A Shares (or, in the case of joint holders, to the holder of Series A Shares whose name stands first in the register of Shareholders in respect of those Series A Shares) the consideration described in Article 9.14 for each Series A Share being redeemed.

9.17	The Company shall, in the case of a redemption in full, cancel the share certificate of the holder of Series A Shares concerned, and, in the case of a redemption of part of the holding of Series A Shares included in a certificate, either (a) note the amount and date of redemption on the original certificate; or (b) cancel the original certificate and without charge issue a new certificate to the holder for the balance of the Series A Shares not redeemed on that occasion.

9.18	Following receipt, or in connection with the delivery (as the case may be), by the Company of a Call Notice, the Company shall take all necessary steps to the extent permitted by Applicable Law to facilitate the creation of sufficient profits available for distribution in order to complete the redemption of the Series A Shares pursuant to the Call Notice as soon as reasonably practicable.

9.19	If, having complied with its obligations in Article 9.18, on any due date for redemption of Series A Shares the Company is prohibited by law from redeeming all or any of the Series A Shares then due to be redeemed, it shall on the due date, redeem that number of the Series A Shares as it may then lawfully redeem, and if there is more than one holder whose Series A Shares are due to be redeemed then the Series A Shares shall be redeemed in proportion as nearly as may be to their existing holdings of Series A Shares and the Company shall redeem the balance of those shares as soon as reasonably practicable after it is not so prohibited and, for so long as the prohibition remains and any Series A Shares have not been redeemed (and notwithstanding any other provisions of these Articles) the Preference Dividend shall continue to accrue up to the date of redemption and the Company shall not pay any dividend or otherwise make any distribution of capital or otherwise (except in the ordinary course of business) decrease its profits available for distribution. If the Company fails to make any partial redemption of Series A Shares on any due date for redemption, then subsequent redemptions of Series A Shares shall be deemed to be of those Series A Shares which first became due for redemption; and

9.20	Subject to Articles 9.14 to 9.18, the Company authorises the Board to determine the manner or any of the terms of any redemption or purchase to the extent permitted by the Act.

9.21	To the extent permitted by the Act, the Company may accept the surrender for no consideration of any fully paid share (including a redeemable share) unless, as a result of the surrender, there would no longer be any issued shares of the company other than shares held as treasury shares.

9.22	For the avoidance of doubt, until a Series A Share has been redeemed in full by the Company pursuant to this Article 9, such Series A Shares may be converted, at any time and from time to time, in whole or in part, by any Series A Shareholder into Ordinary Shares pursuant to Article 10.

10	Conversion of Series A Shares

10.1	Each fully paid Series A Share shall be convertible, at any time and from time to time at the option of the holder thereof, into that number of whole Ordinary Shares (subject to the limitations set forth in Article 10.3) determined by dividing the Accrued Value of such Series A Share by the Conversion Price. Holders shall effect conversions by providing the Company with the form of conversion notice attached hereto as Annex A (a Notice of Conversion), unless the Company directs holders that the Notice of Conversion shall be delivered to the Company’s transfer agent. Each Notice of Conversion shall identify the Series A Shareholders electing to convert some, or all, of their Series A Shares (the Converting Shareholder(s)), specify the number of Series A Shares to be converted by the Converting Shareholder(s), the number of Series A Shares owned by the Converting Shareholder(s) prior to the conversion at issue, the number of Series A Shares owned by the Converting Shareholder(s) subsequent to the conversion at issue and the date on which such conversion is to be effected, which date may not be prior to the date the by the Converting Shareholder(s) deliver by e-mail attachment or by a nationally recognized overnight courier service such Notice of Conversion to the Company (such date, the Conversion Date). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion to the Company is deemed delivered hereunder. No ink-original Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Conversion form be required. The calculations and entries set forth in the Notice of Conversion shall control in the absence of manifest or mathematical error. To effect conversions of Series A Shares, a holder shall not be required to surrender the certificate(s) representing the Series A Shares to the Company unless all of the Series A Shares represented thereby are so converted, in which case such holder shall deliver the certificate representing such Series A Shares promptly following the Conversion Date at issue (or an indemnity for a lost certificate in a form acceptable to the Board). Series A Shares converted into Ordinary Shares or redeemed in accordance with the terms hereof shall be cancelled and shall not be reissued, and all rights (other than the right to receive the Conversion Shares) with respect to such shares will terminate. The Company shall, in the case of all Series A Shares included in a certificate, cancel the certificate so delivered and, in the case of a conversion of part of the holding of Series A Shares included in a certificate, either (a) note the amount and date of conversion on the original certificate, or (b) cancel the original certificate and without charge issue a new certificate to the holder for the balance of the Series A Shares not converted. Notwithstanding the foregoing, the Register of Members shall serve as the prima facie record of issued and outstanding Series A Shares.

10.2	Not later than the number of Trading Days comprising the Standard Settlement Period (as defined below) after each Conversion Date (the Share Delivery Date), the Company shall deliver, or cause to be delivered, to the Converting Shareholder(s) the number of Conversion Shares being acquired upon the conversion of the relevant Series A Shares, which on or after the earlier of (i) the one year anniversary of the Date of Adoption or (ii) the Effective Date, shall be free of restrictive legends and trading restrictions (other than those which may then be required by any applicable lock-up agreement or similar agreement). On or after the earlier of (i) the one year anniversary of the Date of Adoption or (ii) the Effective Date, the Company shall deliver the Conversion Shares required to be delivered by the Company under this Article 10.2 electronically through the Depository Trust Company or another established clearing corporation performing similar functions. As used herein, Standard Settlement Period means the standard settlement period, expressed in a number of Trading Days, on the Designated Stock Exchange with respect to the Ordinary Shares as in effect on the date of delivery of the Notice of Conversion.

(a)	If, in the case of any Notice of Conversion, such Conversion Shares are not delivered to or as reasonably directed by the Converting Shareholder(s) by the Share Delivery Date, the Converting Shareholder(s) shall be entitled to elect by written notice to the Company at any time on or before its receipt of such Conversion Shares, to rescind such conversion, in which event the Company shall promptly return to the relevant Converting Shareholder(s) any original Series A Share certificate delivered to the Company and the relevant Converting Shareholder(s) shall promptly return to the Company the Conversion Shares issued to such Converting Shareholder(s) pursuant to the rescinded Notice of Conversion.

(b)	The Company’s obligation to issue and deliver the Conversion Shares upon conversion of the Series A Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by a holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by such holder or any other person of any obligation to the Company or any violation or alleged violation of law by such holder or any other person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to such holder in connection with the issuance of such Conversion Shares; provided, however, that such delivery shall not operate as a waiver by the Company of any such action that the Company may have against such holder. In the event a holder shall elect to convert any or all of the Accrued Value of its Series A Shares, the Company may not refuse conversion based on any claim that such holder or anyone associated or affiliated with such holder has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice to holder, restraining and/or enjoining conversion of all or part of Series A Shares of such holder shall have been sought and obtained, and the Company posts a surety bond for the benefit of such holder in the amount of 150% of the Accrued Value of Series A Shares which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the underlying dispute and the proceeds of which shall be payable to such holder to the extent it obtains judgment. In the absence of such injunction, the Company shall issue Conversion Shares and, if applicable, cash, upon a properly noticed conversion. If the Company fails to deliver to a holder such Conversion Shares pursuant to Article 10.2(a) by the 10th Trading Day after the Share Delivery Date applicable to such conversion, the Company shall pay to such holder, in cash, as liquidated damages and not as a penalty, for each $5,000 of Accrued Value of Series A Shares being converted, $25 per Trading Day (increasing to $50 per Trading Day on the third Trading Day and increasing to $100 per Trading Day on the sixth Trading Day after such damages begin to accrue) for each Trading Day after the 10th Trading Day after the Share Delivery Date until such Conversion Shares are delivered or holder rescinds such conversion. Nothing herein shall limit a holder’s right to pursue actual damages for the Company’s failure to deliver Conversion Shares within the period specified herein and such holder shall have the right to pursue all remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit a Series A Shareholder from seeking to enforce damages pursuant to any other Article hereof or under Applicable Law.

(c)	In addition to any other rights available to the holder, if the Company fails for any reason unrelated to the actions of the holder or its Affiliates to deliver to a Converting Shareholder the applicable Conversion Shares by the Share Delivery Date pursuant to Article 10.2(a) and if after such Share Delivery Date such Converting Shareholder is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the Converting Shareholder’s brokerage firm otherwise purchases, Ordinary Shares to deliver in satisfaction of a sale by such Converting Shareholder of the Conversion Shares which such Converting Shareholder was entitled to receive upon the conversion relating to such Share Delivery Date (a Buy-In), then the Company shall (A) pay in cash to such Converting Shareholder (in addition to any other remedies available to or elected by such Converting Shareholder) the amount, if any, by which (x) such Converting Shareholder’s total purchase price (including any brokerage commissions) for the Ordinary Shares so purchased exceeds (y) the product of (1) the aggregate number of Ordinary Shares that such Converting Shareholder was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (excluding any brokerage commissions) and (B) at the option of such Converting Shareholder, either reissue (if surrendered) the Converting Shares equal to the number of Series A Shares submitted for conversion (in which case, such conversion shall be deemed rescinded) or deliver to such Converting Shareholder the number of Ordinary Shares that would have been issued if the Company had timely complied with its delivery requirements under Article 10.2(a). For example, if a Converting Shareholder purchases Ordinary Shares having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of Series A Shares with respect to which the actual sale price of the Conversion Shares (including any applicable brokerage commissions) giving rise to such purchase obligation was a total of $10,000, under clause (A) of the immediately preceding sentence, the Company shall be required to pay such Converting Shareholder $1,000. The Converting Shareholder shall provide the Company written notice indicating the amounts payable to such Converting Shareholder in respect of the Buy-In and, upon the request of the Company, evidence of the amount of such loss. If a Converting Shareholder purchases Ordinary Shares having a total purchase price of $9,000 to cover a Buy-In with respect to an attempted conversion of Series A Shares with respect to which the actual sale price of the Conversion Shares (including any applicable brokerage commissions) giving rise to such purchase obligation was a total of $10,000, under clause (A) of the preceding sentence, the Company shall not be required to pay Converting Shareholder any amount. For the avoidance of doubt, in the event of a Buy-In, the Converting Shareholder shall use commercially reasonable efforts to purchase shares at the lowest available price, paying the lowest reasonably available brokerage commission. The Converting Shareholder shall provide the Company written notice indicating the amounts payable to such Converting Shareholder in respect of the Buy-In and evidence of the amount of such loss. Nothing herein shall limit a Converting Shareholder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver Conversion Shares upon conversion of the Series A Shares as required pursuant to the terms hereof.

(d)	The Company covenants that it will at all times reserve and keep available out of its authorized and unissued Ordinary Shares for the sole purpose of issuance upon conversion of Series A Shares as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Series A Shareholders (and the other Series A Shareholders), not less than such aggregate number of Ordinary Shares as shall be issuable (taking into account the adjustments and restrictions of Article 11) upon the conversion of the then outstanding Series A Shares (assuming for such purpose a Conversion Price equal to the Floor Price and any such conversions are made without regard to any limitations on conversion set forth herein). The Company covenants that all Ordinary Shares that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable and, if a Registration Statement is then effective under the Securities Act, shall be registered for public resale in accordance with such Registration Statement (subject to such Series A Shareholder’s compliance with its obligations under the Registration Rights Agreement).

(e)	No fractional shares or scrip representing fractional shares shall be issued upon the conversion of the Series A Shares. As to any fraction of a share which a Series A Shareholder would otherwise be entitled to purchase upon such conversion, the Company shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up (for fractions of 0.5 or more) or round down (for fractions of less than 0.5) to the nearest whole share to the nearest whole share. Notwithstanding anything to the contrary contained herein, but consistent with the provisions of this subsection with respect to fractional Conversion Shares, nothing shall prevent any Series A Shareholder from converting fractional Series A Shares.

(f)	The issuance of Conversion Shares on conversion of Series A Shares shall be made without charge to any Series A Shareholder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such Conversion Shares, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such Conversion Shares upon conversion in a name other than that of the Series A Shareholders of such Series A Shares and the Company shall not be required to issue or deliver such Conversion Shares unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

10.3	A Series A Shareholder may notify the Company in writing in the event it elects to be subject to the provisions contained in this Article 10.3; however, no Series A Shareholder shall be subject to this Article 10.3 unless he, she or it makes such election. If the election is made, (i) the Company shall not effect any conversion of Series A Shares, and such Series A Shareholder shall not have the right to convert all or any portion of the Series A Shares, to the extent that, after giving effect to the conversion set forth on the applicable Notice of Conversion, such Series A Shareholder (together with such Series A Shareholder’s Affiliates, and any persons acting as a group together with such Series A Shareholder or any of such Series A Shareholder’s Affiliates (such persons, Attribution Parties)) would beneficially own in excess of 4.9%, 9.9%, 19.9% of the Company’s Ordinary Shares (or such other amount as a Series A Shareholder may specify) (the Beneficial Ownership Limitation), (ii) the Company shall not permit the Series A Shareholder to vote, and such Series A Shareholder shall not have the right to vote pursuant to these Articles, all or any portion of the Series A Shares that such Series A Shareholder is not permitted to convert pursuant to the preceding clause (i) (provided, however, that such Series A Shareholder shall retain the right to vote pursuant to Article 40 to the extent that retaining such right does not cause such Series A Shareholder to be deemed to beneficially own Conversion Shares within the meaning of Rule 13d-3 promulgated under the Exchange Act), and (iii) notwithstanding clauses (i) and (ii) above, where a Series A Shareholder has elected to be subject to the Beneficial Ownership Limitation pursuant to this Article 10.3, the Beneficial Ownership Limitation shall not apply to restrict or limit the Company’s right to issue Ordinary Shares as redemption consideration under the Article 9.14, and the Company shall not be obliged to make any payments in cash solely under the Article 9.14 solely by reason of the Beneficial Ownership Limitation. For purposes of the foregoing sentence, the number of Ordinary Shares beneficially owned by such Series A Shareholder and its Affiliates and Attribution Parties shall include the number of Ordinary Shares issuable upon conversion of Series A Shares with respect to which such determination is being made, but shall exclude the number of Ordinary Shares which are issuable upon (i) conversion of the remaining, unconverted Accrued Value of Series A Shares beneficially owned by such Series A Shareholder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by such Shareholder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Article 10.3, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Article 10.3 applies, the determination of whether the Series A Shares are convertible (in relation to other securities owned by such Series A Shareholder together with any Affiliates and Attribution Parties) and of how many Series A Shares are convertible shall be in the sole discretion of such Series A Shareholder, and the submission of a Notice of Conversion shall be deemed to be such Series A Shareholder’s determination of whether the Series A Shares may be converted (in relation to other securities owned by such Series A Shareholder together with any Affiliates and Attribution Parties) and how many Series A Shares are convertible, in each case subject to the Beneficial Ownership Limitation. To ensure compliance with this restriction, each Series A Shareholder will be deemed to represent to the Company each time it delivers a Notice of Conversion that such Notice of Conversion has not violated the restrictions set forth in this Article 10.3 and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. The Series A Shareholder shall provide the Company with any information reasonably requested by the Company in connection with this Beneficial Ownership Limitation and the provisions related thereto, in each case with respect to the Company’s reporting obligations pursuant to the Securities Act, the Exchange Act, or other federal or state securities regulations. For purposes of this Article 10.3, in determining the number of outstanding Ordinary Shares, a Series A Shareholder may rely on the number of outstanding Ordinary Shares as stated in the most recent of the following: (i) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (ii) a more recent public announcement by the Company or (iii) a more recent written notice by the Company or the transfer agent setting forth the number of Ordinary Shares outstanding. Upon the written or oral request (which may be via email) of a Series A Shareholder, the Company shall within two Trading Days confirm in writing to such Series A Shareholder the number of Ordinary Shares then outstanding. In any case, the number of outstanding Ordinary Shares shall be determined after giving effect to the conversion or exercise of securities of the Company, including the Series A Shares, by such Series A Shareholder or its Affiliates or Attribution Parties since the date as of which such number of outstanding Ordinary Shares was reported. By written notice to the Company, a Series A Shareholder may from time to time increase or decrease the Beneficial Ownership Limitation applicable to such Series A Shareholder, provided, however, that any such increase in the Beneficial Ownership Limitation will not be effective until the sixty-first (61st) day after such notice is delivered to the Company. The provisions of this Article 10.3 shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Article 10.3 to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor Series A Shareholder.

11	Adjustment of Conversion Price

11.1	For the purposes of this Article 11, the following definitions shall apply:

(a)	Convertible Securities means any Shares or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any Ordinary Shares;

(b)	Exempt Issuance means the issuance of (a) any securities of the Company to employees, officers or directors, consultants, contractors, vendors or other agents of the Company pursuant to any share or option plan duly adopted for such purpose, by a majority of the Board or a majority of the members of a committee of the Board established for such purpose for services rendered to the Company, (b) securities upon the exercise or exchange of or conversion of any securities issued pursuant to the Business Combination Agreement and/or other securities exercisable or exchangeable for or convertible into Ordinary Shares issued and outstanding on the Date of Adoption, provided that such securities have not been amended since the Date of Adoption to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with share splits or combinations and automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such securities which are not more favorable to the holder thereof than the anti-dilution and similar provisions in favor of the Series A Holders set forth herein) or to extend the term of such securities, (c) the Conversion Shares, and (d) securities issued pursuant to any merger, acquisition or strategic transaction or partnership approved by a majority of the directors of the Company, provided that (i) such securities are issued as “restricted securities” (as defined in Rule 144) or are issued pursuant to an effective registration statement pursuant to the Securities Act and (ii) any such issuance shall only be to a person (or to the equityholders of a person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, including strategic commercial arrangements, technology, supply or distribution, licensing, joint ventures, or M&A consideration, (e) earn-out shares or other contingent consideration issued pursuant to the Business Combination Agreement or any permitted amendment thereto, and (f) any other issuance consented to in writing by Series A Majority in interest of issuance of securities on terms substantially the same as, and in no event more favorable than, the terms of the securities held by the Series A Shareholders; but any such Exempt Issuance shall not include a transaction in which the Company is issuing securities (i) primarily for the purpose of raising capital, including an at-the- market offering, or (ii) to an entity whose primary business is investing in securities.

(c)	Options means rights, options or warrants to subscribe for, purchase or otherwise acquire either Ordinary Shares or Convertible Securities; and

(d)	Option Value means the value of an Option based on the Black-Scholes Option Pricing model obtained from the “OV” function on Bloomberg determined as of (A) the Trading Day prior to the public announcement of the issuance of the applicable Option, if the issuance of such Option is publicly announced or (B) the Trading Day immediately following the issuance of the applicable Option if the issuance of such Option is not publicly announced, for pricing purposes and reflecting (i) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of the applicable Option as of the applicable date of determination, (ii) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg as of (A) the Trading Day immediately following the public announcement of the applicable Option if the issuance of such Option is publicly announced or (B) the Trading Day immediately following the issuance of the applicable Option if the issuance of such Option is not publicly announced, (iii) the underlying price per share used in such calculation shall be the highest weighted average price of the Ordinary Shares during the period beginning on the Trading Day prior to the execution of definitive documentation relating to the issuance of the applicable Option and ending on (A) the Trading Day immediately following the public announcement of such issuance, if the issuance of such Option is publicly announced or (B) the Trading Day immediately following the issuance of the applicable Option if the issuance of such Option is not publicly announced, (iv) a zero cost of borrow and (v) a 360 day annualization factor, provided, however, in case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction, in no event shall the Option Value exceed a fraction of the aggregate consideration received (excluding the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities) equal to (1) the number of Ordinary Shares underlying such Option divided by (2) the total number of Ordinary Shares issued or issuable in the integrated transaction (including the number of shares underlying such Option).

(e)	Series A Issue Date shall mean the Date of Adoption.

11.2	Adjustment of Conversion Price upon issuance of Ordinary Shares. In the event the Company shall at any time after the Series A Issue Date issue or sell, or in accordance with this Article 11.2 is deemed to have issued or sold, any Ordinary Shares (including the issuance or sale of Treasury Shares and any other Ordinary Shares owned or held by or for the account of the Company, but excluding Ordinary Shares issued or sold, or deemed to have been issued or sold, by the Company in connection with any Exempt Issuance) in issuances and sales conducted for the purpose of raising capital by the Company for a consideration per share (the New Issuance Price) less than the lesser of (x) $10.00 (subject to Equitable Adjustment) and (y) the Conversion Price then in effect (each such issue, sale or deemed issuance or sale, a Dilutive Issuance), then, immediately after such Dilutive Issuance, the Conversion Price then in effect shall be reduced to an amount equal to the New Issuance Price, save that the Conversion Price shall at all times be equal to or greater than the par value of the Ordinary Shares. For all purposes of the foregoing (including, without limitation, determining the adjusted Conversion Price and the New Issuance Price under this Article 11.2), the following shall be applicable:

(a)	Options and Convertible Securities. The consideration per share received by the Company for Ordinary Shares deemed to have been issued pursuant to Article 11.2, relating to Options and Convertible Securities, shall be determined by dividing:

(i)	the total amount, if any, received or receivable by the Company as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(ii)	the maximum number of Ordinary Shares (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

(b)	Deemed issue of Ordinary Shares.

(i)	If the Company at any time or from time to time after the Series A Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of Ordinary Shares (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Ordinary Shares issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.

(ii)	If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Conversion Price pursuant to the terms of Article 11.2, are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding (x) proportional changes in conversion or exercise prices, as applicable, in connection with Article 11.3 and Article 11.4, or (y) automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security which are not more favorable to the holder thereof than the anti-dilution and similar provisions set forth herein) to provide for either: (1) any increase or decrease in the number of Ordinary Shares issuable upon the exercise, conversion and/or exchange of any such Option or Convertible Security; or (2) any increase or decrease in the consideration payable to the Company upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the Conversion Price shall be readjusted to such Conversion Price as would have obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security. For purposes of this Article 11.2(b), if the terms of any Option or Convertible Security that was outstanding as of the date of first issuance of a Series A Share are increased or decreased in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Ordinary Shares deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease. Notwithstanding the foregoing, no readjustment pursuant to this Article 11.2(b)(ii) shall have the effect of increasing the Conversion Price by an amount which exceeds the lower of (i) the Conversion Price in effect immediately prior to the original adjustment made as a result of the issuance of such Option or Convertible Security, or (ii) the Conversion Price that would have resulted from any issuances of New Shares (other than deemed issuances of Ordinary Shares as a result of the issuance of such Option or Convertible Security) between the original adjustment date and such readjustment date.

(c)	Calculation of Consideration Received.

(i)	In case one or more Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction, (x) each such Option will be deemed to have been issued for the Option Value of such Option and (y) the other securities issued or sold in such integrated transaction shall be deemed to have been issued or sold for the difference of (I) the aggregate consideration received by the Company less any consideration paid or payable by the Company pursuant to the terms of such other securities of the Company, less (II) the Option Value of each such Option.

(ii)	If any Ordinary Shares, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration other than cash received therefor will be deemed to be the net amount received by the Company therefor. If any Ordinary Shares, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of publicly traded securities, in which case the amount of consideration received by the Company will be the closing sale price of such publicly traded securities on the date of receipt. If any Ordinary Shares, Options or Convertible Securities are issued to the owners of the non- surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Ordinary Shares, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or publicly traded securities will be determined jointly by the Company and the Series A Majority. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the Valuation Event), the fair value of such consideration will be determined within five (5) Business Days after the tenth (10th) day following the Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Series A Majority. The determination of such appraiser shall be final and binding upon all parties absent manifest error and the reasonable fees and expenses of such appraiser shall be borne by the Company.

(d)	Record Date. If the Company takes a record of the holders of Ordinary Shares for the purpose of entitling them (A) to receive a dividend or other distribution payable in Ordinary Shares, Options or in Convertible Securities or (B) to subscribe for or purchase Ordinary Shares, Options or Convertible Securities, then such record date will be deemed to be the date of the issuance or sale of the Ordinary Shares deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase (as the case may be).

(e)	Expiration or Termination of Options or Convertible Securities. Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Securities (or portion thereof) which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Conversion Price pursuant to the terms of Article 11.2, the Conversion Price shall be readjusted to such Conversion Price as would have obtained had such Option or Convertible Securities (or portion thereof) never been issued.

11.3	Adjustment for share splits and combinations. If the Company shall at any time or from time to time after the Series A Issue Date effect a subdivision of the outstanding Ordinary Shares, the Conversion Price in effect immediately before that subdivision shall be proportionately decreased so that the number of Ordinary Shares issuable on conversion of each Series A Share shall be increased in proportion to such increase in the aggregate number of Ordinary Shares outstanding. If the Company shall at any time or from time to time after the Series A Issue Date consolidate the outstanding Ordinary Shares, the Conversion Price in effect immediately before the consolidation shall be proportionately increased so that the number of Ordinary Shares issuable on conversion of each Series A Share shall be decreased in proportion to such decrease in the aggregate number of Ordinary Shares outstanding. Any adjustment under this Article 11.3 shall become effective at the close of business on the date the subdivision or consolidation becomes effective.

11.4	Adjustment for certain dividends and distributions. In the event the Company at any time or from time to time after the Series A Issue Date shall make or issue, or fix a record date for the determination of holders of Ordinary Shares entitled to receive, a dividend or other distribution payable on the Ordinary Shares, then and in each such event the Conversion Price in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Price then in effect by a fraction:

(a)	the numerator of which shall be the total number of Ordinary Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(b)	the denominator of which shall be the total number of Ordinary Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of Ordinary Shares issuable in payment of such dividend or distribution.

(c)	Notwithstanding the foregoing, (a) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price shall be adjusted pursuant to this Article 11.4 as of the time of actual payment of such dividends or distributions; and (b) no such adjustment shall be made if the holders of Series A Shares simultaneously receive a dividend or other distribution of Ordinary Shares in a number equal to the number of Ordinary Shares as they would have received if all outstanding Series A Shares had been converted into Ordinary Shares on the date of such event.

11.5	Adjustments for other dividends and distributions. In the event the Company at any time or from time to time after the Series A Issue Date shall make or issue, or fix a record date for the determination of holders of Ordinary Shares entitled to receive, a dividend or other distribution payable in securities of the Company (other than a distribution of Ordinary Shares in respect of outstanding Ordinary Shares) or in other property and the provisions of Articles 25.7 and 25.8 do not apply to such dividend or distribution, then and in each such event the holders of Series A Shares shall receive, simultaneously with the distribution to the holders of Ordinary Shares, a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding Series A Shares had been converted into Ordinary Shares on the date of such event.

11.6	Adjustment for merger or reorganisation, etc.

(a)	If, at any time while any Series A Share is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another person, (ii) the Company (and all of its subsidiaries, taken as a whole), directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another person) is completed pursuant to which holders of Ordinary Shares are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Ordinary Shares or 50% or more of the Shares entitled to vote, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Ordinary Shares or any compulsory share exchange pursuant to which the Ordinary Shares is effectively converted into or exchanged for other securities, cash or property (other than as a result of a share split, reverse share split, combination or reclassification of Ordinary Shares covered by Article 11.3 or any reorganization or parent-subsidiary merger not requiring shareholder approval), or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another person whereby such other person acquires 50% or more of the outstanding Ordinary Shares or 50% or more of the Shares entitled to vote, and such event(s) do not constitute a Deemed Liquidation Event (each a Fundamental Transaction), the Series A Shareholders shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction (without regard to any limitation in Article 10.3 on the conversion of the Series A Shares), the number of Series A Shares of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the Alternate Consideration) receivable as a result of such Fundamental Transaction by a holder of the number of Ordinary Shares for which the Series A Shares are convertible immediately prior to such Fundamental Transaction (without regard to any limitation in Article 10.3 on the conversion of the Series A Shares).

(b)	For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one Ordinary Share in such Fundamental Transaction, and the Company shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Ordinary Shares are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Series A Shareholder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of the Series A Shares following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction shall file articles of association with the same terms and conditions and issue to the Series A Shareholders new preference shares consistent with the foregoing provisions and evidencing the Series A Shareholders’ right to convert such preference shares into Alternate Consideration.

(c)	The Company shall require any successor entity in a Fundamental Transaction in which the Company is not the survivor (the Successor Entity) to assume in writing all of the obligations of the Company with respect to the Series A Shares under these Articles and the Registration Rights Agreement in accordance with the provisions of this Article 11.6 pursuant to written agreements in form and substance reasonably satisfactory to the Series A Majority and approved by the Series A Majority (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of any Series A Shareholder, deliver to the Series A Shareholders in exchange for the Series A Shares a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to the Series A Shares which is convertible for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the Ordinary Shares acquirable and receivable upon conversion of the Series A Shares (without regard to any limitations on the conversion of these Series A Shares) prior to such Fundamental Transaction, and with a conversion price which applies the Conversion Price hereunder to such shares of capital stock (but taking into account the relative value of the Ordinary Shares pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such conversion price being for the purpose of protecting the economic value of the Series A Shares immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Series A Majority.

11.7	Conversion Price Reset. If the per ordinary share volume-weighted average price for the twenty trading day period commencing on the date that is twelve months after the Date of Adoption (the Twelve Month VWAP) is less than then the Conversion Price, the Conversion Price will be subject to a one-time downward adjustment equal to the greater of: (i) the Twelve Month VWAP, and (ii) $6.50.

11.8	Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment pursuant to this Article 11, the Company at its expense shall, as promptly as reasonably practicable but in any event not later than ten days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A Shares a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, as promptly as reasonably practicable after the written request at any time of any holder of Series A Shares (but in any event not later than 10 days thereafter), furnish or cause to be furnished to such holder a certificate setting forth (i) the Conversion Price then in effect, and (ii) the number of Ordinary Shares and the amount, if any, of other securities, cash or property which then would be received upon the conversion of the Series A Shares.

11.9	Notice to Allow Conversion. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Ordinary Shares, (B) the Company shall declare a redemption of the Ordinary Shares, (C) the Company shall authorize the granting to all holders of the Ordinary Shares of rights or warrants to subscribe for or purchase any shares of any class or of any rights, (D) the approval of any shareholders of the Company shall be required in connection with any reclassification of the Ordinary Shares, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company (and all of its subsidiaries, taken as a whole), or any compulsory share exchange whereby the Ordinary Shares are converted into other securities, cash or property or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of the Series A Shares, and shall cause to be delivered by email to each Series A Shareholder at its email address as it shall appear upon the Register of Members, at least twenty (20) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Ordinary Shares of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Ordinary Shares of record shall be entitled to exchange their shares of the Ordinary Shares for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided, that, notwithstanding the foregoing, any notice delivery requirement hereunder shall also be deemed satisfied by filing or furnishing such communication with the Commission via the EDGAR system; provided further, that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file or furnish such notice with the Commission pursuant to a Current Report on Form 6-K, unless determined by the Company that such filing would be harmful to the Company at such time, in which case the Company shall file or furnish such 6-K as soon as is reasonably practicable in its discretion. For the avoidance of doubt, and without limiting the conversion rights of any Series A Shareholder, each Series A Shareholder shall remain entitled to convert the Accrued Value of the Series A Shares (or any part hereof) during the twenty (20)-day period commencing on the date of such notice through the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

12	Meetings of Members

Annual and extraordinary general meetings

12.1	The Company may, but shall not (unless required by the Designated Stock Exchange Rules, the Commission and/or any other competent regulatory authority or otherwise under Applicable Law) be obligated to, in each year hold a general meeting as an annual general meeting, which, if held, shall be convened by the Board, in accordance with these Articles.

12.2	All general meetings other than annual general meetings shall be called extraordinary general meetings.

Power to call meetings

12.3	The Directors may call a general meeting at any time.

12.4	If there are insufficient Directors to constitute a quorum and the remaining Directors are unable to agree on the appointment of additional Directors, the Directors must call a general meeting for the purpose of appointing additional Directors.

12.5	The Directors must also call a general meeting if requisitioned in the manner set out in the next two Articles.

12.6	The requisition must be in writing and given by one or more Members who together holder at least ten per cent of the rights to vote at such general meeting.

12.7	The requisition must also:

(a)	specify the purpose of the meeting;

(b)	be signed by or on behalf of each requisitioner (and for this purpose, each joint holder shall be obliged to sign). The requisition may consist of several documents in line form signed by one or more of the requisitioners; and

(c)	be delivered in accordance with the notice provisions.

12.8	Should the Directors fail to call a general meeting within 21 Clear Days’ from the date of receipt of a requisition, the requisitioners or any of them may call a general meeting within three months after the end of that period.

12.9	Without limitation to the foregoing, if there are insufficient Directors to constitute a quorum and the remaining Directors are unable to agree on the appointment of additional Directors, any one or more Members who together hold at least ten per cent of the rights to vote at a general meeting may call a general meeting for the purpose of considering the business specified in the notice of meeting which shall include as an item of business the appointment of additional Directors.

12.10	Members seeking to bring business before the annual general meeting or to nominate candidates for election as directors at the annual general meeting must deliver notice to the principal executive offices of the Company not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the scheduled date of the annual general meeting.

12.11	If the Members call a meeting under the above provisions, the Company shall reimburse their reasonable expenses.

Content of notice

12.12	Notice of a general meeting shall specify each of the following:

(a)	the place, the date and the hour of the meeting;

(b)	if the meeting is to be held in two or more places, the technology that will be used to facilitate the meeting;

(c)	subject to paragraph (d) and the requirements of the Designated Stock Exchange Rules (to the extent applicable), the general nature of the business to be transacted; and

(d)	if a resolution is proposed as a Special Resolution, the text of that resolution.

12.13	In each notice there shall appear with reasonable prominence the following statements:

(a)	that a Member who is entitled to attend and vote is entitled to appoint one or more proxies to attend and vote instead of that Member; and

(b)	that a proxyholder need not be a Member.

Period of notice

12.14	At least five (5) Clear Days’ notice shall be given to Members for any general meeting.

12.15	Subject to the Act, a meeting may be convened on shorter notice, with the consent of the Member or Members who, individually or collectively, hold not less than 75 per cent of the voting rights of all those who have a right to vote at that meeting.

Persons entitled to receive notice

12.16	Subject to the provisions of these Articles and to any restrictions imposed on any Shares, the notice shall be given to the following people:

(a)	the Members

(b)	persons entitled to a Share in consequence of the death or bankruptcy of a Member;

(c)	the Directors; and

(d)	the Auditors (if appointed).

12.17	The Board may determine that the Members entitled to receive notice of a meeting are those persons entered on the register of Members at the close of business on a day determined by the Board.

Accidental omission to give notice or non-receipt of notice

12.18	Proceedings at a meeting shall not be invalidated by the following:

(a)	an accidental failure to give notice of the meeting to any person entitled to notice; or

(b)	non-receipt of notice of the meeting by any person entitled to notice.

12.19	In addition, where a notice of meeting is published on a website proceedings at the meeting shall not be invalidated merely because it is accidentally published:

(a)	in a different place on the website; or

(b)	for part only of the period from the date of the notification until the conclusion of the meeting to which the notice relates.

13 Proceedings at meetings of Members

Quorum

13.1	Save as provided in the following Article, no business shall be transacted at any meeting unless a quorum is present in person or by proxy. A quorum is as follows:

(a)	if the Company has only one Member: that Member;

(b)	if the Company has more than one Member: one or more Members holding Shares that represent not less than one-third of the outstanding Shares carrying the right to vote at such general meeting, being individuals present in person or by proxy or if a corporation or other non-natural person by its duly authorised representative or proxy.

Lack of quorum

13.2	If a quorum is not present within fifteen minutes of the time appointed for the meeting, or if at any time during the meeting it becomes inquorate, then the following provisions apply:

(a)	If the meeting was requisitioned by Members, it shall be cancelled.

(b)	In any other case, the meeting shall stand adjourned to the same time and place seven days hence, or to such other time or place as is determined by the Directors. If a quorum is not present within fifteen minutes of the time appointed for the adjourned meeting, then the Members present in person or by proxy shall constitute a quorum.

Chairman

13.3	The chairman of a general meeting shall be the chairman of the Board or such other Director as the Directors have nominated to chair Board meetings in the absence of the chairman of the Board. Absent any such person being present within fifteen minutes of the time appointed for the meeting, the Directors present shall elect one of their number to chair the meeting.

13.4	If no Director is present within fifteen minutes of the time appointed for the meeting, or if no Director is willing to act as chairman, the Members present in person or by proxy and entitled to vote shall choose one of their number to chair the meeting.

Right of a Director to attend and speak

13.5	Even if a Director is not a Member, he shall be entitled to attend and speak at any general meeting and at any separate meeting of Members holding a particular class of Shares.

Accommodation of Members at meeting

13.6	lf it appears to the chairman of the meeting that the meeting place specified in the notice convening the meeting is inadequate to accommodate all Members entitled and wishing to attend, the meeting will be duly constituted and its proceedings valid if the chairman is satisfied that adequate facilities are available to ensure that a Member who is unable to be accommodated is able (whether at the meeting place or elsewhere):

(a)	to participate in the business for which the meeting has been convened;

(b)	to hear and see all persons present who speak (whether by the use of microphones, loud-speakers, audio-visual communications equipment or otherwise); and

(c)	to be heard and seen by all other persons present in the same way.

Security

13.7	In addition to any measures which the Board may be required to take due to the location or venue of the meeting, the Board may make any arrangement and impose any restriction it considers appropriate and reasonable in the circumstances to ensure the security of a meeting including, without limitation, the searching of any person attending the meeting and the imposing of restrictions on the items of personal property that may be taken into the meeting place. The Board may refuse entry to, or eject from, a meeting a person who refuses to comply with any such arrangements or restrictions.

Adjournment and Postponement

13.8	The chairman may at any time adjourn a meeting with the consent of the Members constituting a quorum. The chairman must adjourn the meeting if so directed by the meeting. No business, however, can be transacted at an adjourned meeting other than business which might properly have been transacted at the original meeting.

13.9	Should a meeting be adjourned for more than 20 Clear Days, whether because of a lack of quorum or otherwise, Members shall be given at least five (5) Clear Days’ notice of the date, time and place of the adjourned meeting and the general nature of the business to be transacted. Otherwise it shall not be necessary to give any notice of the adjournment.

13.10	If a notice is issued in respect of a general meeting and the Directors, in their absolute discretion, consider that it is impractical or undesirable for any reason to hold that general meeting at the place, the day and the hour specified in the notice calling such general meeting, the Directors may postpone the general meeting to another place, day and/or hour provided that notice of the place, the day and the hour of the rearranged general meeting is promptly given to all Members. No business shall be transacted at any postponed meeting other than the business specified in the notice of the original meeting.

13.11	When a general meeting is postponed for thirty days or more, notice of the postponed meeting shall be given as in the case of an original meeting. Otherwise it shall not be necessary to give any such notice of a postponed meeting. All proxy forms submitted for the original general meeting shall remain valid for the postponed meeting. The Directors may postpone a general meeting which has already been postponed.

Method of voting

13.12	A resolution put to the vote of the meeting shall be decided on a poll.

Taking of a poll

13.13	A poll demanded on the question of adjournment shall be taken immediately.

13.14	A poll demanded on any other question shall be taken either immediately or at an adjourned meeting at such time and place as the chairman directs, not being more than thirty Clear Days after the poll was demanded.

13.15	The demand for a poll shall not prevent the meeting continuing to transact any business other than the question on which the poll was demanded.

13.16	A poll shall be taken in such manner as the chairman directs. He may appoint scrutineers (who need not be Members) and fix a place and time for declaring the result of the poll. If, through the aid of technology, the meeting is held in more than one place, the chairman may appoint scrutineers in more than one place; but if he considers that the poll cannot be effectively monitored at that meeting, the chairman shall adjourn the holding of the poll to a date, place and time when that can occur.

Chairman’s casting vote

13.17	In the case of an equality of votes, the Chairman shall be entitled to a second or casting vote.

Amendments to resolutions

13.18	An Ordinary Resolution to be proposed at a general meeting may be amended by Ordinary Resolution if:

(a)	not less than 48 hours before the meeting is to take place (or such later time as the chairman of the meeting may determine), notice of the proposed amendment is given to the Company in writing by a Member entitled to vote at that meeting; and

(b)	the proposed amendment does not, in the reasonable opinion of the chairman of the meeting, materially alter the scope of the resolution.

13.19	A Special Resolution to be proposed at a general meeting may be amended by Ordinary Resolution, if:

(a)	the chairman of the meeting proposes the amendment at the general meeting at which the resolution is to be proposed, and

(b)	the amendment does not go beyond what the chairman considers is necessary to correct a grammatical or other non-substantive error in the resolution.

13.20	If the chairman of the meeting, acting in good faith, wrongly decides that an amendment to a resolution is out of order, the chairman’s error does not invalidate the vote on that resolution.

Sole-Member Company

13.21	If the Company has only one Member, and the Member records in writing his decision on a question, that record shall constitute both the passing of a resolution and the minute of it.

14	Voting rights of Members

Right to vote

14.1	Unless their Shares carry no right to vote, or unless a call or other amount presently payable has not been paid, all Members are entitled to vote at a general meeting, and all Members holding Shares of a particular class of Shares are entitled to vote at a meeting of the holders of that class of Shares.

14.2	Members may vote in person or by proxy.

14.3	Subject to Article 2.4, every Member shall have one vote for each Share he holds, unless any Share carries special voting rights.

14.4	No Member is bound to vote on his Shares or any of them; nor is he bound to vote each of his Shares in the same way.

Rights of joint holders

14.5	If Shares are held jointly, only one of the joint holders may vote. If more than one of the joint holders tenders a vote, the vote of the holder whose name in respect of those Shares appears first in the register of Members shall be accepted to the exclusion of the votes of the other joint holder.

Representation of corporate Members

14.6	Save where otherwise provided, a corporate Member must act by a duly authorised representative.

14.7	A corporate Member wishing to act by a duly authorised representative must identify that person to the Company by notice in writing.

14.8	The authorisation may be for any period of time, and must be delivered to the Company before the commencement of the meeting at which it is first used.

14.9	The Directors of the Company may require the production of any evidence which they consider necessary to determine the validity of the notice.

14.10	Where a duly authorised representative is present at a meeting that Member is deemed to be present in person; and the acts of the duly authorised representative are personal acts of that Member.

14.11	A corporate Member may revoke the appointment of a duly authorised representative at any time by notice to the Company; but such revocation will not affect the validity of any acts carried out by the duly authorised representative before the Directors of the Company had actual notice of the revocation.

14.12	If a clearing house (or its nominee(s)), being a corporation, is a Member, it may authorise such persons as it sees fit to act as its representative at any meeting of the Company or at any meeting of any class of Members provided that the authorisation shall specify the number and class of Shares in respect of which each such representative is so authorised. Each person so authorised under the provisions of this Article shall be deemed to have been duly authorised without further evidence of the facts and be entitled to exercise the same rights and powers on behalf of the clearing house (or its nominee(s)) as if such person was the registered holder of such Shares held by the clearing house (or its nominee(s)).

Member with mental disorder

14.13	A Member in respect of whom an order has been made by any court having jurisdiction (whether in the Cayman Islands or elsewhere) in matters concerning mental disorder may vote, by that Member’s receiver, curator bonis or other person authorised in that behalf appointed by that court.

14.14	For the purpose of the preceding Article, evidence to the satisfaction of the Directors of the authority of the person claiming to exercise the right to vote must be received not less than 24 hours before holding the relevant meeting or the adjourned meeting in any manner specified for the delivery of forms of appointment of a proxy, whether in writing or by Electronic means. In default, the right to vote shall not be exercisable.

Objections to admissibility of votes

14.15	An objection to the validity of a person’s vote may only be raised at the meeting or at the adjourned meeting at which the vote is sought to be tendered. Any objection duly made shall be referred to the chairman whose decision shall be final and conclusive.

Form of proxy

14.16	An instrument appointing a proxy shall be in any common form or in any other form approved by the Directors.

14.17	The instrument must be in writing and signed in one of the following ways:

(a)	by the Member; or

(b)	by the Member’s authorised attorney; or

(c)	if the Member is a corporation or other body corporate, under seal or signed by an authorised officer, secretary or attorney.

If the Directors so resolve, the Company may accept an Electronic Record of that instrument delivered in the manner specified below and otherwise satisfying the Articles about authentication of Electronic Records.

14.18	The Directors may require the production of any evidence which they consider necessary to determine the validity of any appointment of a proxy.

14.19	A Member may revoke the appointment of a proxy at any time by notice to the Company duly signed in accordance with Article 14.17.

14.20	No revocation by a Member of the appointment of a proxy made in accordance with Article 14.19 will affect the validity of any acts carried out by the relevant proxy before the Directors of the Company had actual notice of the revocation.

How and when proxy is to be delivered

14.21	Subject to the following Articles, the Directors may, in the notice convening any meeting or adjourned meeting, or in an instrument of proxy sent out by the Company, specify the manner by which the instrument appointing a proxy shall be deposited and the place and the time (being not later than the time appointed for the commencement of the meeting or adjourned meeting to which the proxy relates) at which the instrument appointing a proxy shall be deposited. In the absence of any such direction from the Directors in the notice convening any meeting or adjourned meeting or in an instrument of proxy sent out by the Company, the form of appointment of a proxy and any authority under which it is signed (or a copy of the authority certified notarially or in any other way approved by the Directors) must be delivered so that it is received by the Company before the time for holding the meeting or adjourned meeting at which the person named in the form of appointment of proxy proposes to vote. They must be delivered in either of the following ways:

(a)	In the case of an instrument in writing, it must be left at or sent by post:

(i)	to the registered office of the Company; or

(ii)	to such other place within the Cayman Islands specified in the notice convening the meeting or in any form of appointment of proxy sent out by the Company in relation to the meeting.

(b)	If, pursuant to the notice provisions, a notice may be given to the Company in an Electronic Record, an Electronic Record of an appointment of a proxy must be sent to the address specified pursuant to those provisions unless another address for that purpose is specified:

(i)	in the notice convening the meeting; or

(ii)	in any form of appointment of a proxy sent out by the Company in relation to the meeting; or

(iii)	in any invitation to appoint a proxy issued by the Company in relation to the meeting.

(c)	Notwithstanding Article 14.21(a) and Article 14.21(b), the chairman of the Company may, in any event at his discretion, direct that an instrument of proxy shall be deemed to have been duly deposited.

14.22	Where a poll is taken:

(a)	if it is taken more than seven Clear Days after it is demanded, the form of appointment of a proxy and any accompanying authority (or an Electronic Record of the same) must be delivered in accordance with Article 14.21 before the time appointed for the taking of the poll;

(b)	if it to be taken within seven Clear Days after it was demanded, the form of appointment of a proxy and any accompanying authority (or an Electronic Record of the same) must be delivered in accordance with Article 14.21 before the time appointed for the taking of the poll.

14.23	If the form of appointment of proxy is not delivered on time, it is (unless the chairman declares it to be duly deposited) invalid.

14.24	When two or more valid but differing appointments of proxy are delivered or received in respect of the same Share for use at the same meeting and in respect of the same matter, the one which is last validly delivered or received (regardless of its date or of the date of its execution) shall be treated as replacing and revoking the other or others as regards that Share. lf the Company is unable to determine which appointment was last validly delivered or received, none of them shall be treated as valid in respect of that Share.

14.25	The Board may at the expense of the Company send forms of appointment of proxy to the Members by post (that is to say, pre-paying and posting a letter), or by Electronic communication or otherwise (with or without provision for their return by pre-paid post) for use at any general meeting or at any separate meeting of the holders of any class of Shares, either blank or nominating as proxy in the alternative any one or more of the Directors or any other person. lf for the purpose of any meeting invitations to appoint as proxy a person or one of a number of persons specified in the invitations are issued at the Company’s expense, they shall be issued to all (and not to some only) of the Members entitled to be sent notice of the meeting and to vote at it. The accidental omission to send such a form of appointment or to give such an invitation to, or the non-receipt of such form of appointment by, any Member entitled to attend and vote at a meeting shall not invalidate the proceedings at that meeting.

Voting by proxy

14.26	A proxy shall have the same voting rights at a meeting or adjourned meeting as the Member would have had except to the extent that the instrument appointing him limits those rights. Notwithstanding the appointment of a proxy, a Member may attend and vote at a meeting or adjourned meeting. If a Member votes on any resolution a vote by his proxy on the same resolution, unless in respect of different Shares, shall be invalid.

14.27	The instrument appointing a proxy to vote at a meeting shall be deemed also to confer authority to demand or join in demanding a poll and a demand by a person as proxy for a Member shall be the same as a demand by a Member. Such appointment shall not confer any further right to speak at the meeting, except with the permission of the chairman of the meeting.

15	Number of Directors

15.1	There shall be a Board consisting of not less than one person provided however that the Company may by Ordinary Resolution increase or reduce the limits in the number of Directors. Unless fixed by Ordinary Resolution, the maximum number of Directors shall be seven.

16	Appointment, disqualification and removal of Directors

No age limit

16.1	There is no age limit for Directors save that they must be at least eighteen years of age.

Corporate Directors

16.2	Unless prohibited by law, a body corporate may be a Director. If a body corporate is a Director, the Articles about representation of corporate Members at general meetings apply, mutatis mutandis, to the Articles about Directors’ meetings.

No shareholding qualification

16.3	Unless a shareholding qualification for Directors is fixed by Ordinary Resolution, no Director shall be required to own Shares as a condition of his appointment.

Appointment of Directors

16.4	The Directors shall not be divided into classes. All Directors shall hold office until the expiration of their terms of office and until their successors shall have been elected and qualified. A Director elected to fill a vacancy resulting from the death, resignation or removal of a Director shall serve for the remainder of the full term of the Director whose death, resignation or removal shall have created such vacancy and until his successor shall have been elected and qualified.

16.5	Subject to the Act and these Articles, for so long as Hegro, its Affiliates and any other shareholders that have entered into an acting-in-concert agreement with Hegro, collectively hold not less than forty percent (40%) of the then issued and outstanding Ordinary Shares and Series A Shares of the Company, Hegro shall have the right to appoint and maintain in office such number of Directors as shall constitute fifty percent (50%) of the total number of Directors on the Board (rounded up to the next whole number if necessary) . Any Director so appointed may be removed and replaced at any time by written notice from Hegro to the Company. Each Member agrees to exercise its voting power to the extent necessary from time to time to ensure the appointment of such Director in accordance with this Article.

16.6	A Director may be appointed by Ordinary Resolution or by the Directors. Any appointment may be to fill a vacancy or as an additional Director.

16.7	The remaining Director(s) may appoint a Director even though there is not a quorum of Directors.

16.8	No appointment can cause the number of Directors to exceed the maximum (if one is set); and any such appointment shall be invalid.

16.9	For so long as Shares are listed on a Designated Stock Exchange, the Directors shall include at least such number of Independent Directors as Applicable Law or the rules and regulations of the Designated Stock Exchange require, subject to applicable phase-in rules of the Designated Stock Exchange rules or regulations or the Designated Stock Exchange Rules, as determined by the Board.

Board’s power to appoint Directors

16.10	Without prejudice to the Company’s power to appoint a person to be a Director pursuant to these Articles, the Board shall have power at any time to appoint any person who is willing to act as a Director, either to fill a vacancy or as an addition to the existing Board, subject to the total number of Directors not exceeding any maximum number fixed by or in accordance with these Articles.

16.11	An appointment of a Director may be on terms that the Director shall automatically retire from office (unless he has sooner vacated office) at the next or a subsequent annual general meeting or upon any specified event or after any specified period in a written agreement between the Company and the Director, if any; but no such term shall be implied in the absence of express provision. Each Director whose term of office expires shall be eligible for re-election at a meeting of the Shareholders or re-appointment by the Board.

Removal of Directors

16.12	A Director may be removed by Ordinary Resolution.

Resignation of Directors

16.13	A Director may at any time resign office by giving to the Company notice in writing or, if permitted pursuant to the notice provisions, in an Electronic Record delivered in either case in accordance with those provisions.

16.14	Unless the notice specifies a different date, the Director shall be deemed to have resigned on the date that the notice is delivered to the Company.

Termination of the office of Director

16.15	A Director may retire from office as a Director by giving notice in writing to that effect to the Company at the registered office, which notice shall be effective upon such date as may be specified in the notice, failing which upon delivery to the registered office.

16.16	Without prejudice to the provisions in these Articles for retirement (by rotation or otherwise), a Director’s office shall be terminated forthwith if:

(a)	he is prohibited by the law of the Cayman Islands from acting as a Director; or

(b)	he is made bankrupt or makes an arrangement or composition with his creditors generally; or

(c)	he resigns his office by notice to the Company; or

(d)	he only held office as a Director for a fixed term and such term expires; or

(e)	in the opinion of a registered medical practitioner by whom he is being treated he becomes physically or mentally incapable of acting as a Director; or

(f)	he is given notice by the majority of the other Directors (not being less than two in number) to vacate office (without prejudice to any claim for damages for breach of any agreement relating to the provision of the services of such Director); or

(g)	he is made subject to any law relating to mental health or incompetence, whether by court order or otherwise; or

(h)	without the consent of the other Directors, he is absent from meetings of Directors for a continuous period of six months.

17	Alternate Directors

Appointment and removal

17.1	Any Director may appoint any other person, including another Director, to act in his place as an alternate Director. No appointment shall take effect until the Director has given notice of the appointment to the Board. Such notice must be given to each other Director by either of the following methods:

(a)	by notice in writing in accordance with the notice provisions;

(b)	if the other Director has an email address, by emailing to that address a scanned copy of the notice as a PDF attachment (the PDF version being deemed to be the notice unless Article 31.7 applies), in which event notice shall be taken to be given on the date of receipt by the recipient in readable form. For the avoidance of doubt, the same email may be sent to the email address of more than one Director (and to the email address of the Company pursuant to Article 17.4(c)).

17.2	Without limitation to the preceding Article, a Director may appoint an alternate for a particular meeting by sending an email to his fellow Directors informing them that they are to take such email as notice of such appointment for such meeting. Such appointment shall be effective without the need for a signed notice of appointment or the giving of notice to the Company in accordance with Article 17.4.

17.3	A Director may revoke his appointment of an alternate at any time. No revocation shall take effect until the Director has given notice of the revocation to the Board. Such notice must be given by either of the methods specified in Article 17.1.

17.4	A notice of appointment or removal of an alternate Director shall be effective only if given to the Company by one or more of the following methods:

(a)	by notice in writing in accordance with the notice provisions contained in these Articles;

(b)	if the Company has a facsimile address for the time being, by sending by facsimile transmission to that facsimile address a facsimile copy or, otherwise, by sending by facsimile transmission to the facsimile address of the Company’s registered office a facsimile copy (in either case, the facsimile copy being deemed to be the notice unless Article 31.7 applies), in which event notice shall be taken to be given on the date of an error-free transmission report from the sender’s fax machine;

(c)	if the Company has an email address for the time being, by emailing to that email address a scanned copy of the notice as a PDF attachment or, otherwise, by emailing to the email address provided by the Company’s registered office a scanned copy of the notice as a PDF attachment (in either case, the PDF version being deemed to be the notice unless Article 31.7 applies), in which event notice shall be taken to be given on the date of receipt by the Company or the Company’s registered office (as appropriate) in readable form; or

(d)	if permitted pursuant to the notice provisions, in some other form of approved Electronic Record delivered in accordance with those provisions in writing.

Notices

17.5	All notices of meetings of Directors shall continue to be given to the appointing Director and not to the alternate.

Rights of alternate Director

17.6	An alternate Director shall be entitled to attend and vote at any Board meeting or meeting of a committee of the Directors at which the appointing Director is not personally present, and generally to perform all the functions of the appointing Director in his absence. An alternate Director, however, is not entitled to receive any remuneration from the Company for services rendered as an alternate Director.

Appointment ceases when the appointor ceases to be a Director

17.7	An alternate Director shall cease to be an alternate Director if:

(a)	the Director who appointed him ceases to be a Director; or

(b)	the Director who appointed him revokes his appointment by notice delivered to the Board or to the registered office of the Company or in any other manner approved by the Board; or

(c)	in any event happens in relation to him which, if he were a Director of the Company, would cause his office as Director to be vacated.

Status of alternate Director

17.8	An alternate Director shall carry out all functions of the Director who made the appointment.

17.9	Save where otherwise expressed, an alternate Director shall be treated as a Director under these Articles.

17.10	An alternate Director is not the agent of the Director appointing him.

17.11	An alternate Director is not entitled to any remuneration for acting as alternate Director.

Status of the Director making the appointment

17.12	A Director who has appointed an alternate is not thereby relieved from the duties which he owes the Company.

18	Powers of Directors

Powers of Directors

18.1	Subject to the provisions of the Act, the Memorandum and these Articles the business of the Company shall be managed by the Directors who may for that purpose exercise all the powers of the Company.

18.2	No prior act of the Directors shall be invalidated by any subsequent alteration of the Memorandum or these Articles. However, to the extent allowed by the Act, Members may, by Special Resolution, validate any prior or future act of the Directors which would otherwise be in breach of their duties.

Directors below the minimum number

18.3	lf the number of Directors is less than the minimum prescribed in accordance with these Articles, the remaining Director or Directors shall act only for the purposes of appointing an additional Director or Directors to make up such minimum or of convening a general meeting of the Company for the purpose of making such appointment. lf there are no Director or Directors able or willing to act, any two Members may summon a general meeting for the purpose of appointing Directors. Any additional Director so appointed shall hold office (subject to these Articles) only until the dissolution of the annual general meeting next following such appointment unless he is re-elected during such meeting.

Appointments to office

18.4	The Directors may appoint a Director:

(a)	as chairman of the Board;

(b)	as managing Director;

(c)	to any other executive office,

for such period, and on such terms, including as to remuneration as they think fit.

18.5	The appointee must consent in writing to holding that office.

18.6	Where a chairman is appointed he shall, unless unable to do so, preside at every meeting of Directors.

18.7	If there is no chairman, or if the chairman is unable to preside at a meeting, that meeting may select its own chairman; or the Directors may nominate one of their number to act in place of the chairman should he ever not be available.

18.8	Subject to the provisions of the Act, the Directors may also appoint and remove any person, who need not be a Director:

(a)	as Secretary; and

(b)	to any office that may be required

for such period and on such terms, including as to remuneration, as they think fit. In the case of an Officer, that Officer may be given any title the Directors decide.

18.9	The Secretary or Officer must consent in writing to holding that office.

18.10	A Director, Secretary or other Officer of the Company may not hold the office, or perform the services, of auditor.

Provisions for employees

18.11	The Board may make provision for the benefit of any persons employed or formerly employed by the Company or any of its subsidiary undertakings (or any member of his family or any person who is dependent on him) in connection with the cessation or the transfer to any person of the whole or part of the undertaking of the Company or any of its subsidiary undertakings.

Exercise of voting rights

18.12	The Board may exercise the voting power conferred by the Shares in any body corporate held or owned by the Company in such manner in all respects as it thinks fit (including, without limitation, the exercise of that power in favour of any resolution appointing any Director as a Director of such body corporate, or voting or providing for the payment of remuneration to the Directors of such body corporate).

Remuneration

18.13	Every Director may be remunerated by the Company for the services he provides for the benefit of the Company, whether as Director, employee or otherwise, and shall be entitled to be paid for the expenses incurred in the Company’s business including attendance at Directors’ meetings.

18.14	Until otherwise determined by the Company by Ordinary Resolution, the Directors (other than alternate Directors) shall be entitled to such remuneration by way of fees for their services in the office of Director as the Directors may determine.

18.15	Remuneration may take any form and may include arrangements to pay pensions, health insurance, death or sickness benefits, whether to the Director or to any other person connected to or related to him.

18.16	Unless his fellow Directors determine otherwise, a Director is not accountable to the Company for remuneration or other benefits received from any other company which is in the same group as the Company or which has common shareholdings.

Disclosure of information

18.17	Subject to the compliance with Applicable Laws, including the federal securities laws of the United States, the Directors may release or disclose to a third party any information regarding the affairs of the Company, including any information contained in the register of Members relating to a Member, (and they may authorise any Director, Officer or other authorised agent of the Company to release or disclose to a third party any such information in his possession) if:

(a)	the Company or that person, as the case may be, is lawfully required to do so under the laws of any jurisdiction to which the Company is subject; or

(b)	such disclosure is in compliance with the Designated Stock Exchange Rules; or

(c)	such disclosure is in accordance with any contract entered into by the Company; or

(d)	the Directors are of the opinion such disclosure would assist or facilitate the Company’s operations.

19	Delegation of powers

Power to delegate any of the Directors’ powers to a committee

19.1	The Directors may delegate any of their powers to any committee consisting of one or more persons who need not be Members. Persons on the committee may include non-Directors so long as the majority of those persons are Directors. For so long as Shares are listed on a Designated Stock Exchange, any such committee shall be made up of such number of Independent Directors as required from time to time by the Designated Stock Exchange Rules or otherwise required by Applicable Law.

19.2	The delegation may be collateral with, or to the exclusion of, the Directors’ own powers.

19.3	The delegation may be on such terms as the Directors think fit, including provision for the committee itself to delegate to a sub-committee; save that any delegation must be capable of being revoked or altered by the Directors at will.

19.4	Unless otherwise permitted by the Directors, a committee must follow the procedures prescribed for the taking of decisions by Directors.

19.5	For so long as Shares are listed on a Designated Stock Exchange, the Board shall establish an audit committee, a compensation committee and a nominating and corporate governance committee. Each of these committees shall be empowered to do all things necessary to exercise the rights of such committee set forth in these Articles. Each of the audit committee, compensation committee and nominating and corporate governance committee shall consist of at least three Directors (or such larger minimum number as may be required from time to time by the Designated Stock Exchange Rules). The committees shall be made up of such number of Independent Directors as required from time to time by the Designated Stock Exchange Rules or otherwise required by Applicable Law, subject to any exemptions permitted under the Designated Stock Exchange Rules and other Applicable Laws.

Local boards

19.6	The Board may establish any local or divisional board or agency for managing any of the affairs of the Company whether in the Cayman Islands or elsewhere and may appoint any persons to be members of a local or divisional Board, or to be managers or agents, and may fix their remuneration.

19.7	The Board may delegate to any local or divisional board, manager or agent any of its powers and authorities (with power to sub-delegate) and may authorise the members of any local or divisional board or any of them to fill any vacancies and to act notwithstanding vacancies.

19.8	Any appointment or delegation under this Article 19.8 may be made on such terms and subject to such conditions as the Board thinks fit and the Board may remove any person so appointed, and may revoke or vary any delegation.

Power to appoint an agent of the Company

19.9	The Directors may appoint any person, either generally or in respect of any specific matter, to be the agent of the Company with or without authority for that person to delegate all or any of that person’s powers. The Directors may make that appointment:

(a)	by causing the Company to enter into a power of attorney or agreement; or

(b)	in any other manner they determine.

Power to appoint an attorney or authorised signatory of the Company

19.10	The Directors may appoint any person, whether nominated directly or indirectly by the Directors, to be the attorney or the authorised signatory of the Company. The appointment may be:

(a)	for any purpose;

(b)	with the powers, authorities and discretions;

(c)	for the period; and

(d)	subject to such conditions

as they think fit. The powers, authorities and discretions, however, must not exceed those vested in, or exercisable, by the Directors under these Articles. The Directors may do so by power of attorney or any other manner they think fit.

19.11	Any power of attorney or other appointment may contain such provision for the protection and convenience for persons dealing with the attorney or authorised signatory as the Directors think fit. Any power of attorney or other appointment may also authorise the attorney or authorised signatory to delegate all or any of the powers, authorities and discretions vested in that person.

19.12	The Board may remove any person appointed under Article 19.10 and may revoke or vary the delegation.

Borrowing Powers

19.13	The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and assets both present and future and uncalled capital, or any part thereof, and to issue debentures and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or its parent undertaking (if any) or any subsidiary undertaking of the Company or of any third party.

Corporate Governance

19.14	The Board may, from time to time, and except as required by Applicable Law or the Designated Stock Exchange Rules, adopt, institute, amend, modify or revoke the corporate governance policies or initiatives of the Company, which shall be intended to set forth the guiding principles and policies of the Company and the Board on various corporate governance related matters as the Board shall determine by resolution from time to time.

20	Meetings of Directors

Regulation of Directors’ meetings

20.1	Subject to the provisions of these Articles, the Directors may regulate their proceedings as they think fit.

Calling meetings

20.2	Any Director may call a meeting of Directors at any time. The Secretary must call a meeting of the Directors if requested to do so by a Director.

Notice of meetings

20.3	Notice of a Board meeting may be given to a Director personally or by word of mouth or given in writing or by Electronic communications at such address as he may from time to time specify for this purpose (or, if he does not specify an address, at his last known address). A Director may waive his right to receive notice of any meeting either prospectively or retrospectively.

Use of technology

20.4	A Director may participate in a meeting of Directors through the medium of conference telephone, video or any other form of communications equipment providing all persons participating in the meeting are able to hear and speak to each other throughout the meeting.

20.5	A Director participating in this way is deemed to be present in person at the meeting.

Quorum

20.6	The quorum for the transaction of business at a meeting of Directors shall be two unless the Directors fix some other number.

Chairman or deputy to preside

20.7	The Board may appoint a chairman and one or more deputy chairman or chairmen and may at any time revoke any such appointment.

20.8	The chairman, or failing him any deputy chairman (the longest in office taking precedence if more than one is present), shall preside at all Board meetings. If no chairman or deputy chairman has been appointed, or if he is not present within five minutes after the time fixed for holding the meeting, or is unwilling to act as chairman of the meeting, the Directors present shall choose one of their number to act as chairman of the meeting.

Voting

20.9	A question which arises at a Board meeting shall be decided by a majority of votes. If votes are equal the chairman may, if he wishes, exercise a casting vote.

Recording of dissent

20.10	A Director present at a meeting of Directors shall be presumed to have assented to any action taken at that meeting unless:

(a)	his dissent is entered in the minutes of the meeting; or

(b)	he has filed with the meeting before it is concluded signed dissent from that action; or

(c)	he has forwarded to the Company as soon as practical following the conclusion of that meeting signed dissent.

A Director who votes in favour of an action is not entitled to record his dissent to it.

Written resolutions

20.11	The Directors may pass a resolution in writing without holding a meeting if all Directors sign a document or sign several documents in the like form each signed by one or more of those Directors.

20.12	A written resolution signed by a validly appointed alternate Director need not also be signed by the appointing Director.

20.13	A written resolution signed personally by the appointing Director need not also be signed by his alternate.

20.14	A resolution in writing passed pursuant to Article 20.11, Article 20.12 and/or Article 20.13 shall be as effective as if it had been passed at a meeting of the Directors duly convened and held; and it shall be treated as having been passed on the day and at the time that the last Director signs (and for the avoidance of doubt, such day may or may not be a Business Day).

Validity of acts of Directors in spite of formal defect

20.15	All acts done by a meeting of the Board, or of a committee of the Board, or by any person acting as a Director or an alternate Director, shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any Director or alternate Director or member of the committee, or that any of them were disqualified or had vacated office or were not entitled to vote, be as valid as if every such person had been duly appointed and qualified and had continued to be a Director or alternate Director and had been entitled to vote.

21	Permissible Directors’ interests and disclosure

21.1	A Director who is in any way, whether directly or indirectly, interested in a contract or transaction or proposed contract or transaction with the Company shall declare the nature of his interest at a meeting of the Directors. A general notice given to the Directors by any Director to the effect that he is a member of any specified company or firm and is to be regarded as interested in any contract or transaction which may thereafter be made with that company or firm shall be deemed a sufficient declaration of interest in regard to any contract so made or transaction so consummated. Subject to the Designated Stock Exchange Rules and disqualification by the chairman of the relevant Board meeting, a Director may vote in respect of any contract or transaction or proposed contract or transaction notwithstanding that he may be interested therein and if he does so his vote shall be counted and he may be counted in the quorum at any meeting of the Directors at which any such contract or transaction or proposed contract or transaction shall come before the meeting for consideration.

21.2	For the purposes of the preceding Article:

(a)	a general notice that a Director gives to the other Directors that he is to be regarded as having an interest of the nature and extent specified in the notice in any transaction or arrangement in which a specified person or class of persons is interested shall be deemed to be a disclosure that he has an interest in or duty in relation to any such transaction of the nature and extent so specified; and

(b)	an interest of which a Director has no knowledge and of which it is unreasonable to expect him to have knowledge shall not be treated as an interest of his.

22	Minutes

22.1	The Company shall cause minutes to be made in books of:

(a)	all appointments of Officers and committees made by the Board and of any such Officer’s remuneration; and

(b)	the names of Directors present at every meeting of the Directors, a committee of the Board, the Company or the holders of any class of shares or debentures, and all orders, resolutions and proceedings of such meetings.

22.2	Any such minutes, if purporting to be signed by the chairman of the meeting at which the proceedings were held or by the chairman of the next succeeding meeting or the Secretary, shall be prima facie evidence of the matters stated in them.

23	Accounts and audit

23.1	The Directors must ensure that proper accounting and other records are kept, and that accounts and associated reports are distributed in accordance with the requirements of the Act.

23.2	The books of account shall be kept at the registered office of the Company and shall always be open to inspection by the Directors. No Member (other than a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by the Act or as authorised by the Directors or by Ordinary Resolution.

23.3	Unless the Directors otherwise prescribe, the financial year of the Company shall end on 31 December in each year and begin on 1 January in each year.

Auditors

23.4	The Directors may appoint an Auditor of the Company who shall hold office on such terms as the Directors determine.

23.5	At any general meeting convened and held at any time in accordance with these Articles, the Members may, by Ordinary Resolution, remove the Auditor before the expiration of his term of office. If they do so, the Members shall, by Ordinary Resolution, at that meeting appoint another Auditor in his stead for the remainder of his term.

23.6	The Auditors shall examine such books, accounts and vouchers; as may be necessary for the performance of their duties.

23.7	The Auditors shall, if so requested by the Directors, make a report on the accounts of the Company during their tenure of office at the next annual general meeting following their appointment, and at any time during their term of office, upon request of the Directors or any general meeting of the Company.

24	Record dates

24.1	Except to the extent of any conflicting rights attached to Shares, the resolution declaring a dividend on Shares of any class, whether it be an Ordinary Resolution of the Members or a Director’s resolution, may specify that the dividend is payable or distributable to the persons registered as the holders of those Shares at the close of business on a particular date, notwithstanding that the date may be a date prior to that on which the resolution is passed.

24.2	If the resolution does so specify, the dividend shall be payable or distributable to the persons registered as the holders of those Shares at the close of business on the specified date in accordance with their respective holdings so registered, but without prejudice to the rights inter se in respect of the dividend of transferors and transferees of any of those Shares.

24.3	The provisions of this Article apply, mutatis mutandis, to bonuses, capitalisation issues, distributions of realised capital profits or offers or grants made by the Company to the Members.

25	Dividends

Source of dividends

25.1	Subject to Article 40, dividends may be declared and paid out of any funds of the Company lawfully available for distribution.

25.2	Subject to the requirements of the Act regarding the application of a company’s Share premium account and with the sanction of an Ordinary Resolution, dividends may also be declared and paid out of any share premium account.

Declaration of dividends by Members

25.3	Subject to the provisions of the Act and to Article 40, the Company may by Ordinary Resolution declare dividends in accordance with the respective rights of the Members but no dividend shall exceed the amount recommended by the Directors.

Payment of interim dividends and declaration of final dividends by Directors

25.4	Subject to Article 40, the Directors may declare and pay interim dividends or recommend final dividends in accordance with the respective rights of the Members if it appears to them that they are justified by the financial position of the Company and that such dividends may lawfully be paid.

25.5	Subject to the provisions of the Act, in relation to the distinction between interim dividends and final dividends, the following applies:

(a)	Upon determination to pay a dividend or dividends described as interim by the Directors in the dividend resolution, no debt shall be created by the declaration until such time as payment is made.

(b)	Upon declaration of a dividend or dividends described as final by the Directors in the dividend resolution, a debt shall be created immediately following the declaration, the due date to be the date the dividend is stated to be payable in the resolution.

If the resolution fails to specify whether a dividend is final or interim, it shall be assumed to be interim.

25.6	In relation to Shares carrying differing rights to dividends or rights to dividends at a fixed rate, the following applies:

(a)	If the share capital is divided into different classes, the Directors may pay dividends on Shares which confer deferred or non-preferred rights with regard to dividends as well as on Shares which confer preferential rights with regard to dividends but no dividend shall be paid on Shares carrying deferred or non-preferred rights if, at the time of payment, any preferential dividend is in arrears.

(b)	The Directors may also pay, at intervals settled by them, any dividend payable at a fixed rate if it appears to them that there are sufficient funds of the Company lawfully available for distribution to justify the payment.

(c)	If the Directors act in good faith, they shall not incur any liability to the Members holding Shares conferring preferred rights for any loss those Members may suffer by the lawful payment of the dividend on any Shares having deferred or non-preferred rights.

Apportionment of dividends

25.7	Subject to Articles 9.11, 9.19 and 25.8, any Available Reserves which the Company may determine to distribute in respect of any Financial Year will be distributed among the holders of the Series A Shares and the Ordinary Shares as follows:

(a)	first to pay to each Series A Shareholder in respect of each Series A Share held a sum equal to any unpaid Arrears in respect of any Preference Dividend on such Series A Share; and

(b)	second to apply the balance amongst the holders of the Ordinary Shares and the Series A Shares on a pro rata basis (for the avoidance of doubt, counted on an as-converted basis in accordance with Article 1.4(b)).

25.8	The Company will, before application of any profits to reserve or for any other purpose, pay in respect of each Series A Share a fixed cumulative preferential dividend (the Preference Dividend) at the Annual Rate of the Accrued Value per Series A Share, accruing daily and compounding on a semi-annual basis and payable to the registered holder in two equal instalments on 31 December and 30 June each year, or upon a conversion of the relevant Series A Shares into Ordinary Shares. The Board may elect from time to time for any Preference Dividend to be satisfied by either (i) a cash payment to the registered holder of the relevant Series A Share (Cash Option) or (ii) the Accrued Value of the relevant Series A Share being increased to include the value of the relevant Preference Dividend (PIK Option). For the purposes of the foregoing, the Annual Rate, in respect of a particular period, shall be: (a) 8% per annum where the Board elects to satisfy the relevant Preference Dividend via the Cash Option or (b) 10% per annum where the Board elects to satisfy the relevant Preference Dividend via the PIK Option.

Right of set off

25.9	The Directors may deduct from a dividend or any other amount payable to a person in respect of a Share any amount due by that person to the Company on a call or otherwise in relation to a Share.

Power to pay other than in cash

25.10	If the Directors so determine, any resolution declaring a dividend may direct that it shall be satisfied wholly or partly by the distribution of assets. If a difficulty arises in relation to the distribution, the Directors may settle that difficulty in any way they consider appropriate. For example, they may do any one or more of the following:

(a)	issue fractional Shares;

(b)	fix the value of assets for distribution and make cash payments to some Members on the footing of the value so fixed in order to adjust the rights of Members; and

(c)	vest some assets in trustees.

How payments may be made

25.11	A dividend or other monies payable on or in respect of a Share may be paid in any of the following ways:

(a)	if the Member holding that Share or other person entitled to that Share nominates a bank account for that purpose - by wire transfer to that bank account; or

(b)	by cheque or warrant sent by post to the registered address of the Member holding that Share or other person entitled to that Share.

25.12	For the purposes of Article 25.11(a), the nomination may be in writing or in an Electronic Record and the bank account nominated may be the bank account of another person. For the purposes of Article 25.11(b), subject to any Applicable Law or regulation, the cheque or warrant shall be made to the order of the Member holding that Share or other person entitled to the Share or to his nominee, whether nominated in writing or in an Electronic Record, and payment of the cheque or warrant shall be a good discharge to the Company.

25.13	If two or more persons are registered as the holders of the Share or are jointly entitled to it by reason of the death or bankruptcy of the registered holder (Joint Holders), a dividend (or other amount) payable on or in respect of that Share may be paid as follows:

(a)	to the registered address of the Joint Holder of the Share who is named first on the register of Members or to the registered address of the deceased or bankrupt holder, as the case may be; or

(b)	to the address or bank account of another person nominated by the Joint Holders, whether that nomination is in writing or in an Electronic Record.

25.14	Any Joint Holder of a Share may give a valid receipt for a dividend (or other amount) payable in respect of that Share.

Dividends or other monies not to bear interest in absence of special rights

25.15	Unless provided for by the rights attached to a Share and except with respect to the Series A Shares as set forth in these Articles, no dividend or other monies payable by the Company in respect of a Share shall bear interest.

Dividends unable to be paid or unclaimed

25.16	If a dividend cannot be paid to a Member or remains unclaimed within six weeks after it was declared or both, the Directors may pay it into a separate account in the Company’s name. If a dividend is paid into a separate account, the Company shall not be constituted trustee in respect of that account and the dividend shall remain a debt due to the Member.

25.17	A dividend that remains unclaimed for a period of six years after it became due for payment shall be forfeited to, and shall cease to remain owing by, the Company.

26	Capitalisation of profits

Capitalisation of profits or of any share premium account or capital redemption reserve;

26.1	The Directors may resolve to capitalise:

(a)	any part of the Company’s profits not required for paying any preferential dividend (whether or not those profits are available for distribution); or

(b)	any sum standing to the credit of the Company’s share premium account or capital redemption reserve, if any.

26.2	The amount resolved to be capitalised must be appropriated to the Members who would have been entitled to it had it been distributed by way of dividend and in the same proportions. The benefit to each Member so entitled must be given in either or both of the following ways::

(a)	by paying up the amounts unpaid on that Member’s Shares;

(b)	by issuing Fully Paid Up Shares, debentures or other securities of the Company to that Member or as that Member directs. The Directors may resolve that any Shares issued to the Member in respect of Partly Paid Up Shares (Original Shares) rank for dividend only to the extent that the Original Shares rank for dividend while those Original Shares remain Partly Paid Up.

Applying an amount for the benefit of Members

26.3	The amount capitalised must be applied to the benefit of Members in the proportions to which the Members would have been entitled to dividends if the amount capitalised had been distributed as a dividend.

26.4	Subject to the Act, if a fraction of a Share, a debenture or other security is allocated to a Member, the Directors may issue a fractional certificate to that Member or pay him the cash equivalent of the fraction.

27	Share Premium Account

Directors to maintain share premium account

27.1	The Directors shall establish a share premium account in accordance with the Act. They shall carry to the credit of that account from time to time an amount equal to the amount or value of the premium paid on the issue of any Share or capital contributed or such other amounts required by the Act.

Debits to share premium account

27.2	The following amounts shall be debited to any share premium account:

(a)	on the redemption or purchase of a Share, the difference between the nominal value of that Share and the redemption or purchase price; and

(b)	any other amount paid out of a share premium account as permitted by the Act.

27.3	Notwithstanding the preceding Article, on the redemption or purchase of a Share, the Directors may pay the difference between the nominal value of that Share and the redemption purchase price out of the profits of the Company or, as permitted by the Act, out of capital.

28	Seal

Company seal

28.1	The Company may have a seal if the Directors so determine.

Duplicate seal

28.2	Subject to the provisions of the Act, the Company may also have a duplicate seal or seals for use in any place or places outside the Cayman Islands. Each duplicate seal shall be a facsimile of the original seal of the Company. However, if the Directors so determine, a duplicate seal shall have added on its face the name of the place where it is to be used.

When and how seal is to be used

28.3	A seal may only be used by the authority of the Directors. Unless the Directors otherwise determine, a document to which a seal is affixed must be signed in one of the following ways:

(a)	by a Director (or his alternate) and the Secretary; or

(b)	by a single Director (or his alternate).

If no seal is adopted or used

28.4	If the Directors do not adopt a seal, or a seal is not used, a document may be executed in the following manner:

(a)	by a Director (or his alternate) or any other Officer to which authority has been delegated by resolution duly adopted by the directors; or

(b)	by a single Director (or his alternate); or

(c)	in any other manner permitted by the Act.

Power to allow non-manual signatures and facsimile printing of seal

28.5	The Directors may determine that either or both of the following applies:

(a)	that the seal or a duplicate seal need not be affixed manually but may be affixed by some other method or system of reproduction;

(b)	that a signature required by these Articles need not be manual but may be a mechanical or Electronic Signature.

Validity of execution

28.6	If a document is duly executed and delivered by or on behalf of the Company, it shall not be regarded as invalid merely because, at the date of the delivery, the Secretary, or the Director, or other Officer or person who signed the document or affixed the seal for and on behalf of the Company ceased to be the Secretary or hold that office and authority on behalf of the Company.

29	Indemnity

29.1	To the extent permitted by Applicable Law, the Company shall indemnify each existing or former Director (including alternate Director), Secretary and other Officer of the Company (including an investment adviser or an administrator or liquidator) and their personal representatives against:

(a)	all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by the existing or former Director (including alternate Director), Secretary or Officer in or about the conduct of the Company’s business or affairs or in the execution or discharge of the existing or former Director’s (including alternate Director’s), Secretary’s or Officer’s duties, powers, authorities or discretions; and

(b)	without limitation to paragraph (a), all costs, expenses, losses or liabilities incurred by the existing or former Director (including alternate Director), Secretary or Officer in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning the Company or its affairs in any court or tribunal, whether in the Cayman Islands or elsewhere.

No such existing or former Director (including alternate Director), Secretary or Officer, however, shall be indemnified in respect of any matter arising out of his own actual fraud, wilful default, or wilful neglect.

29.2	To the extent permitted by Act, the Company may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by an existing or former Director (including alternate Director), Secretary or Officer of the Company in respect of any matter identified in Article 29.1 on condition that the Director (including alternate Director), Secretary or Officer must repay the amount paid by the Company to the extent that it is ultimately found not liable to indemnify the Director (including alternate Director), Secretary or that Officer for those legal costs.

Release

29.3	To the extent permitted by Act, the Company may by Special Resolution release any existing or former Director (including alternate Director), Secretary or other Officer of the Company from liability for any loss or damage or right to compensation which may arise out of or in connection with the execution or discharge of the duties, powers, authorities or discretions of his office; but there may be no release from liability arising out of or in connection with that person’s own actual fraud, wilful default or wilful neglect.

Insurance

29.4	To the extent permitted by Act, the Company may pay, or agree to pay, a premium in respect of a contract insuring each of the following persons against risks determined by the Directors, other than liability arising out of that person’s own dishonesty:

(a)	an existing or former Director (including alternate Director), Secretary or Officer or auditor of:

(i)	the Company;

(ii)	a company which is or was a subsidiary of the Company;

(iii)	a company in which the Company has or had an interest (whether direct or indirect); and

(b)	a trustee of an employee or retirement benefits scheme or other trust in which any of the persons referred to in paragraph (a) is or was interested.

30	Notices

Form of notices

30.1	Save where these Articles provide otherwise, and subject to the Designated Stock Exchange Rules, and subject to the Designated Stock Exchange Rules, any notice to be given to or by any person pursuant to these Articles shall be:

(a)	in writing signed by or on behalf of the giver in the manner set out below for written notices; or

(b)	subject to the next Article, in an Electronic Record signed by or on behalf of the giver by Electronic Signature and authenticated in accordance with Articles about authentication of Electronic Records; or

(c)	where these Articles expressly permit, by the Company by means of a website.

Electronic communications

30.2	A notice may only be given to the Company in an Electronic Record if:

(a)	the Directors so resolve;

(b)	the resolution states how an Electronic Record may be given and, if applicable, specifies an email address for the Company; and

(c)	the terms of that resolution are notified to the Members for the time being and, if applicable, to those Directors who were absent from the meeting at which the resolution was passed.

If the resolution is revoked or varied, the revocation or variation shall only become effective when its terms have been similarly notified.

30.3	A notice may not be given by Electronic Record to a person other than the Company unless the recipient has notified the giver of an Electronic address to which notice may be sent.

30.4	Subject to the Act, the Designated Stock Exchange Rules and to any other rules which the Company is bound to follow, the Company may also send any notice or other document pursuant to these Articles to a Member by publishing that notice or other document on a website where:

(a)	the Company and the Member have agreed to his having access to the notice or document on a website (instead of it being sent to him);

(b)	the notice or document is one to which that agreement applies;

(c)	the Member is notified (in accordance with any requirements laid down by the Act and, in a manner for the time being agreed between him and the Company for the purpose) of:

(i)	the publication of the notice or document on a website;

(ii)	the address of that website; and

(iii)	the place on that website where the notice or document may be accessed, and how it may be accessed; and

(d)	the notice or document is published on that website throughout the publication period, provided that, if the notice or document is published on that website for a part, but not all of, the publication period, the notice or document shall be treated as being published throughout that period if the failure to publish that notice of document throughout that period is wholly attributable to circumstances which it would not be reasonable to have expected the Company to prevent or avoid. For the purposes of this Article 30.4 “publication period” means a period of not less than twenty-one days, beginning on the day on which the notification referred to in Article 30.4(c) is deemed sent.

Persons entitled to notices

30.5	Any notice or other document to be given to a Member may be given by reference to the register of Members as it stands at any time within the period of twenty-one days before the day that the notice is given or (where and as applicable) within any other period permitted by, or in accordance with the requirements of, (to the extent applicable) the Designated Stock Exchange Rules and/or the Designated Stock Exchanges. No change in the register of Members after that time shall invalidate the giving of such notice or document or require the Company to give such item to any other person.

Persons authorised to give notices

30.6	A notice by either the Company or a Member pursuant to these Articles may be given on behalf of the Company or a Member by a Director or company secretary of the Company or a Member.

Delivery of written notices

30.7	Save where these Articles provide otherwise, a notice in writing may be given personally to the recipient, or delivered by electronic record to the recipient’s electronic address or posted to or left at (as appropriate) the Member’s or Director’s registered address (in each case, to the extent that such address has been notified to the registered office of the Company or to the maintainer of the register of members of the Company) or the Company’s registered office, or posted to that registered address or registered office.

Joint holders

30.8	Where Members are joint holders of a Share, all notices shall be given to the Member whose name first appears in the register of Members.

Signatures

30.9	A written notice shall be signed when it is autographed by or on behalf of the giver, or is marked in such a way as to indicate its execution or adoption by the giver.

30.10	An Electronic Record may be signed by an Electronic Signature.

Evidence of transmission

30.11	A notice given by Electronic Record shall be deemed sent if an Electronic Record is kept demonstrating the time, date and content of the transmission, and if no notification of failure to transmit is received by the giver.

30.12	A notice given in writing shall be deemed sent if the giver can provide proof that the envelope containing the notice was properly addressed, pre-paid and posted, or that the written notice was otherwise properly transmitted to the recipient.

30.13	A Member present, either in person or by proxy, at any meeting of the Company or of the holders of any class of Shares shall be deemed to have received due notice of the meeting and, where requisite, of the purposes for which it was called.

Giving notice to a deceased or bankrupt Member

30.14	A notice may be given by the Company to the persons entitled to a Share in consequence of the death or bankruptcy of a Member by sending or delivering it, in any manner authorised by these Articles for the giving of notice to a Member, addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt or by any like description, at the address, if any, supplied for that purpose by the persons claiming to be so entitled.

30.15	Until such an address has been supplied, a notice may be given in any manner in which it might have been given if the death or bankruptcy had not occurred.

Date of giving notices

30.16	A notice is given on the date identified in the following table:

Method for giving notices	When taken to be given
(A) Personally	At the time and date of delivery
(B) By leaving it at the Member’s registered address	At the time and date it was left
(C) By posting it by prepaid post to the street or postal address of that recipient	48 hours after the date it was posted
(D) By Electronic Record (other than publication on a website), to recipient’s Electronic address	48 hours after the date it was sent
(E) By publication on a website	24 hours after the date on which the Member is deemed to have been notified of the publication of the notice or document on the website

Saving provision

30.17	None of the preceding notice provisions shall derogate from the Articles about the delivery of written resolutions of Directors.

31	Authentication of Electronic Records

Application of Articles

31.1	Without limitation to any other provision of these Articles, any notice, written resolution or other document under these Articles that is sent by Electronic means by a Member, or by the Secretary, or by a Director or other Officer of the Company, shall be deemed to be authentic if either Article 31.2 or Article 31.4 applies.

Authentication of documents sent by Members by Electronic means

31.2	An Electronic Record of a notice, written resolution or other document sent by Electronic means by or on behalf of one or more Members shall be deemed to be authentic if the following conditions are satisfied:

(a)	the Member or each Member, as the case may be, signed the original document, and for this purpose Original Document includes several documents in like form signed by one or more of those Members; and

(b)	the Electronic Record of the Original Document was sent by Electronic means by, or at the direction of, that Member to an address specified in accordance with these Articles for the purpose for which it was sent; and

(c)	Article 31.7 does not apply.

31.3	For example, where a sole Member signs a resolution and sends the Electronic Record of the original resolution, or causes it to be sent, by facsimile transmission to the address in these Articles specified for that purpose, the facsimile copy shall be deemed to be the written resolution of that Member unless Article 30.7 applies.

Authentication of document sent by the Secretary or Officers of the Company by Electronic means

31.4	An Electronic Record of a notice, written resolution or other document sent by or on behalf of the Secretary or an Officer or Officers of the Company shall be deemed to be authentic if the following conditions are satisfied:

(a)	the Secretary or the Officer or each Officer, as the case may be, signed the original document, and for this purpose Original Document includes several documents in like form signed by the Secretary or one or more of those Officers; and

(b)	the Electronic Record of the Original Document was sent by Electronic means by, or at the direction of, the Secretary or that Officer to an address specified in accordance with these Articles for the purpose for which it was sent; and

(c)	Article 31.7 does not apply.

This Article 31.4 applies whether the document is sent by or on behalf of the Secretary or Officer in his own right or as a representative of the Company.

31.5	For example, where a sole Director signs a resolution and scans the resolution, or causes it to be scanned, as a PDF version which is attached to an email sent to the address in these Articles specified for that purpose, the PDF version shall be deemed to be the written resolution of that Director unless Article 31.7 applies.

Manner of signing

31.6	For the purposes of these Articles about the authentication of Electronic Records, a document will be taken to be signed if it is signed manually or in any other manner permitted by these Articles.

Saving provision

31.7	A notice, written resolution or other document under these Articles will not be deemed to be authentic if the recipient, acting reasonably:

(a)	believes that the signature of the signatory has been altered after the signatory had signed the original document; or

(b)	believes that the original document, or the Electronic Record of it, was altered, without the approval of the signatory, after the signatory signed the original document; or

(c)	otherwise doubts the authenticity of the Electronic Record of the document and the recipient promptly gives notice to the sender setting the grounds of its objection. If the recipient invokes this Article, the sender may seek to establish the authenticity of the Electronic Record in any way the sender thinks fit.

32	Transfer by way of continuation

32.1	The Company may, by Special Resolution, resolve to be registered by way of continuation in a jurisdiction outside:

(a)	the Cayman Islands; or

(b)	such other jurisdiction in which it is, for the time being, incorporated, registered or existing.

32.2	To give effect to any resolution made pursuant to the preceding Article, the Directors may cause the following:

(a)	an application be made to the Registrar of Companies of the Cayman Islands to deregister the Company in the Cayman Islands or in the other jurisdiction in which it is for the time being incorporated, registered or existing; and

(b)	all such further steps as they consider appropriate to be taken to effect the transfer by way of continuation of the Company.

33	Winding up

Distribution of assets in specie

33.1	If the Company is wound up the Members may, subject to these Articles and any other sanction required by the Act, pass a Special Resolution allowing the liquidator to do either or both of the following:

(a)	to divide in specie among the Members the whole or any part of the assets of the Company and, for that purpose, to value any assets and to determine how the division shall be carried out as between the Members or different classes of Members; and/or

(b)	to vest the whole or any part of the assets in trustees for the benefit of Members and those liable to contribute to the winding up.

No obligation to accept liability

33.2	No Member shall be compelled to accept any assets if an obligation attaches to them.

33.3	The Directors are authorised to present a winding up petition.

33.4	The Directors have the authority to present a petition for the winding up of the Company to the Grand Court of the Cayman Islands on behalf of the Company without the sanction of a resolution passed at a general meeting.

34	Liquidation preference and exit provisions

Liquidation preference

34.1	Upon a Deemed Liquidation Event, Disposal or on a distribution of assets on a liquidation, dissolution or winding up of the Company (whether voluntarily or involuntarily) or a return of capital (other than a conversion, redemption, buyback or purchase of Shares) the Available Proceeds shall be distributed (to the extent that the Company is lawfully permitted to do so):

(a)	first to each of the Series A Shareholders, in priority to any distribution pursuant to Article 34.1(b), an amount per Series A Share held equal to the greater of (i) 100% of Accrued Value in respect of such Series A Share and (ii) the amount per Share as would have been payable had all Series A Shares been converted into Ordinary Shares in accordance with these Articles immediately prior to such liquidation, dissolution, winding up, Disposal or Deemed Liquidation Event based on the then effective rate of conversion; and

(b)	thereafter, among the holders of Ordinary Shares pro rata to the number of Shares held.

If upon any such liquidation, dissolution or winding up of the Company, Disposal or Deemed Liquidation Event, the assets of the Company available for distribution to its Members shall be insufficient to pay the Series A Shareholders the full amount to which they shall be entitled under Article 34.1, the Series A Shareholders shall share rateably in any distribution of the assets available for distribution in proportion to the respective amounts that would otherwise be payable in respect of the Shares held by them upon such distribution if all amounts payable on or with respect to such Shares were paid in full.

34.2	In the event that any distributions under Article 34.1 are made on more than one occasion:

(a)	each distribution shall be made in accordance with Article 34.1 as if it were the only amount to be distributed and without regard to the expected amount of any distributions expected to made on any further occasions; and

(b)	a distribution on any further occasion shall be made in accordance with Article 34.1 after taking into account any previous distributions made under Article 34.1.

34.3	If any distribution under Article 34.1 includes any non-cash assets, proceeds or other amounts (Non-Cash Consideration) the cash equivalent value of any such Non-Cash Consideration shall be determined in such manner as the Board (acting reasonably and in good faith and with Series A Majority Consent) may determine.

34.4	In the event of a Deemed Liquidation Event, the Available Proceeds shall be distributed as if such Available Proceeds were Surplus Assets being applied in the order of priority set out in Article 34.1.

35	Amendment of Memorandum and Articles

Power to change name or amend Memorandum

35.1	Subject to the Act, the Company may, by Special Resolution change its name.

35.2	Subject to the Act and to Article 40, the Company may, by Special Resolution change the provisions of its Memorandum with respect to its objects, powers or any other matter specified in the Memorandum.

Power to amend these Articles

35.3	Subject to the Act and to Article 40 and as provided in these Articles, the Company may, by Special Resolution, amend these Articles in whole or in part.

36	Mergers and Consolidations

The Company shall have the power to merge or consolidate with one or more constituent companies (as defined in the Law) upon such terms as the Directors may determine and (to the extent required by the Law) with the approval of a Special Resolution.

37	Certain Tax Filings

Each Tax Filing Authorised Person and any such other person, acting alone, as any director shall designate from time to time, are authorised to file tax forms SS-4, W-8 BEN, W-8 IMY, W- 9, 8832 and 2553 and such other similar tax forms as are customary to file with any US state or federal governmental authorities or foreign governmental authorities in connection with the formation, activities and/or elections of the Company and such other tax forms as may be approved from time to time by any director of the Company or any other Officer. The Company further ratifies and approves any such filing made by any Tax Filing Authorised Person or such other person prior to the date of these Articles.

38	Business Opportunities

38.1	To the fullest extent permitted by Applicable Law, individuals serving as Directors or other Officers (Management) shall have no duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as the Company. To the fullest extent permitted by Applicable Law, the Company renounces any interest or expectancy of the Company in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for either such a member of Management, on the one hand, and the Company, on the other. Except to the extent expressly assumed by contract, to the fullest extent permitted by Applicable Law, such members of Management shall have no duty to communicate or offer any such corporate opportunity to the Company and shall not be liable to the Company or its Members for breach of any fiduciary duty as a Member, director and/or other Officer solely by reason of the fact that such party pursues or acquires such corporate opportunity for itself, himself or herself, directs such corporate opportunity to another person, or does not communicate information regarding such corporate opportunity to the Company, unless such opportunity is expressly offered to such member of Management solely in their capacity as such and the opportunity is one the Company is permitted to complete on a reasonable basis.

38.2	Except as provided elsewhere in these Articles, the Company hereby renounces any interest or expectancy of the Company in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for both the Company and any individual serving as a member of Management, about which a director and/or other Officer of the Company who is also a member of Management acquires knowledge.

38.3	To the extent a court might hold that the conduct of any activity related to a corporate opportunity that is renounced in this Article to be a breach of duty to the Company or its Members, the Company hereby waives, to the fullest extent permitted by Applicable Law, any and all claims and causes of action that the Company may have for such activities. To the fullest extent permitted by Applicable Law, the provisions of this Article apply equally to activities conducted in the future and that have been conducted in the past.

39	Exclusive Jurisdiction and Forum

39.1	Unless the Company consents in writing to the selection of an alternative forum, the courts of the Cayman Islands shall have exclusive jurisdiction over any claim or dispute arising out of or in connection with the Memorandum, the Articles or otherwise related in any way to each Member’s shareholding in the Company, including but not limited to:

(a)	any derivative action or proceeding brought on behalf of the Company;

(b)	any action asserting a claim of breach of any fiduciary or other duty owed by any current or former director, Officer or other employee of the Company to the Company or the Members;

(c)	any action asserting a claim arising pursuant to any provision of the Act, the Memorandum or the Articles; or

(d)	any action asserting a claim against the Company governed by the “Internal Affairs Doctrine” (as such concept is recognised under the laws of the United States of America).

39.2	Each Member shall be deemed to have irrevocably submitted to the exclusive jurisdiction of the courts of the Cayman Islands, and each person or entity purchasing or otherwise acquiring Ordinary Shares or any other equity security of the Company shall be deemed to have notice of and consented to the provisions of this Article 39.

39.3	Without prejudice to any other rights or remedies that the Company may have, each Member acknowledges that damages alone would not be an adequate remedy for any breach of the selection of the courts of the Cayman Islands as exclusive forum and that accordingly the Company shall be entitled, without proof of special damages, to the remedies of injunction, specific performance or other equitable relief for any threatened or actual breach of the selection of the courts of the Cayman Islands as exclusive forum.

39.4	This Article 39 shall not apply to any action or suits brought to enforce any liability or duty created by the U.S. Securities Act, the Securities Exchange Act of 1934, as amended, or any claim for which the federal district courts of the United States of America are, as a matter of the laws of the United States, the sole and exclusive forum for determination of such a claim.

40	Series A Majority reserved matters

For as long as the Inflection Point Entities hold at least 20% of the Series A Shares on issue as of the Date of Adoption, the Company shall not, without Series A Majority Consent, take any of the following actions:

40.1	liquidate, dissolve or wind-up the affairs of the Company;

40.2	amending, altering or repealing the Memorandum or Articles in a manner that materially and adversely affects the powers, preferences or rights attaching to the Series A Shares;

40.3	create any equity security, authorise the creation of any equity security, classify any equity security, reclassify any equity security, or issue any other security convertible into or exercisable for any equity security, unless such security ranks junior to the Series A Shares with respect to its rights, preferences and privileges (including rights to receive dividends and participate in distributions or payments upon liquidation, dissolution or winding up);

40.4	increase the authorised share capital of the Series A Shares;

40.5	purchase or redeem or pay any cash dividend on any Share ranking junior to the Series A Shares (with respect to rights to receive dividends and participate in distributions or payments upon liquidation, dissolution or winding up), except (i) for Shares being repurchased by the Company at cost from employees in connection with the cessation of their service or pursuant to the terms of any equity incentive plan adopted by the Company or (ii) if the Company has made prior payment of the Preference Dividend and so long as the Series A Shares participate in such purchase, redemption or payment of cash dividend (in each case on an as-if converted basis) with the junior Shares;

40.6	enter into any transaction with an Affiliate, other than the issuance of equity or awards to eligible participants under an incentive plan, equity plan or equity-based compensation plan adopted by the Company, or with respect to employment, consulting or award agreements with respect to executive officers or directors of the Company, in each case regardless of whether such person (or such person’s Affiliates) would be considered an Affiliate of the Company; or

40.7	incur or guarantee any new indebtedness other than equipment leases or trade payables incurred in the ordinary course of business; provided, however, that the Series A Shares shall not be considered indebtedness for purposes of this calculation.

ANNEX A

NOTICE OF CONVERSION

(TO BE EXECUTED BY THE REGISTERED HOLDER IN ORDER TO CONVERT SERIES A SHARES)

The undersigned hereby elects to convert the number of Series A Shares, indicated below into Ordinary Shares, of GOWell Energy Technology, a Cayman Islands exempted company limited by shares (the “Company”), according to the conditions hereof, as of the date written below. If Ordinary Shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. No fee will be charged to the Series A Shareholders for any conversion, except for any such transfer taxes.

Conversion calculations:

Date to Effect Conversion: ___________________________________________________________

Number of Series A Shares owned prior to Conversion: _____________________________________

Number of Series A Shares to be Converted: ______________________________________________

Accrued Value of Series A Shares to be Converted: _________________________________________

Number of Ordinary Shares to be Issued: _______________________________________________

Applicable Conversion Price: _________________________________________________________

Number of Series A Shares subsequent to Conversion: _____________________________________

Address for Delivery: ______________________________________________________________

or

DWAC Instructions:

Broker no: _________________________

Account no: _______________________

A-1